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                                                                    Exhibit 99.3


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                     REVOLVING CREDIT AND GUARANTY AGREEMENT

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                                      Among

                             ACT MANUFACTURING, INC.
   a Debtor and a Debtor-in-Possession under Chapter 11 of the Bankruptcy Code as Borrower

                                       and

                        THE SUBSIDIARIES OF THE BORROWER
             NAMED HEREIN, Each a Debtor and a Debtor-in-Possession
                     under Chapter 11 of the Bankruptcy Code

                                  as Guarantors

                                       and

                            THE LENDERS PARTY HERETO,

                                       and

                              JPMORGAN CHASE BANK,

                  as Administrative Agent, Documentation Agent,
                Collateral Agent, Book Manager and Lead Arranger

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                          Dated as of January 25, 2002

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                     REVOLVING CREDIT AND GUARANTY AGREEMENT
                          Dated as of January 25, 2002

            REVOLVING CREDIT AND GUARANTY AGREEMENT, dated as of January 22, 2002, among ACT MANUFACTURING, INC., a Massachusetts corporation (the "Borrower"), a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code, and certain of the direct or indirect subsidiaries of the Borrower signatory hereto (each a "Guarantor" and collectively, the "Guarantors"), each of which Guarantors referred to in this paragraph is a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), JPMORGAN CHASE BANK, a New York banking corporation ("Chase"), each of the other financial institutions from time to time party hereto (together with Chase, the "Lenders") and JPMORGAN CHASE BANK, as agent (in such capacity, the "Agent") for the Lenders.

                             INTRODUCTORY STATEMENT

            On December 21, 2001, the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their business pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

            The Borrower has applied to the Lenders for a revolving credit and letter of credit facility in an aggregate principal amount not to exceed $20,000,000, subject to the "step down" to $10,000,000 as described herein, all of the Borrower's obligations under which are to be guaranteed by the Guarantors.

            The proceeds of the Loans will be used to re-pay all amounts outstanding under the Interim DIP Facility as set forth in the Stipulation and Order approved by the United States Bankruptcy Court for the District of Massachusetts, Western Division on January 2, 2002 (the "Interim DIP Facility") and then working capital and other general corporate purposes of the Borrower and the Guarantors and, under certain circumstances, for repayment of prepetition indebtedness.

            To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents (including, without limitation, the Obligations of the Borrower under Section 6.03(v)), the Borrower and the Guarantors will provide to the Agent and the Lenders the following (each as more fully described herein):

      (a) a guaranty from each of the Guarantors of the due and punctual payment and performance of the obligations of the Borrower hereunder;

      (b) an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

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      (c) a perfected first priority Lien, pursuant to Section 364(c)(2) of the
Bankruptcy Code, upon all unencumbered property of the Borrower and the Guarantors and on all cash and cash equivalents in the Letter of Credit Account and a pledge of 100% of the stock of the Foreign Subsidiaries, provided that following the Termination Date, the Letter of Credit Account shall not be subject to the Carve-Out hereinafter referred to;

      (d) a perfected Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (other than the property referred to in paragraph (e) below) that is subject to the valid and perfected Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under that certain Credit Agreement dated as of June 29, 2000, among the Borrower, the secured lenders from time to time party thereto and Credit Suisse First Boston, as syndication agent, Societe Generale, as documentation agent, and JPMorgan Chase Lenders as administrative agent (as heretofore amended, amended and restated or otherwise modified, the "Existing Agreement") that is subject to valid and perfected Liens in existence on the Filing Date or that is subject to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or that is subject to Permitted Liens, junior to such valid and perfected Liens;

      (e) a perfected first priority priming Lien, pursuant to Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors that is subject to (x) the existing Liens that presently secure the Borrower's and Guarantors' pre-petition Indebtedness under or in connection with the Existing Agreement (but subject to any Liens to which the Liens being primed hereby are subject on the Filing Date or become subject subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code) and (y) any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreement, which first priority priming Liens in favor of the Agent and the Lenders shall be senior in all respects to all of such existing Liens under or in connection with the Existing Agreement, and to any Liens granted after the Filing Date to provide adequate protection in respect thereof; and

            All of the claims and the Liens granted hereunder in the Cases to the Agent and the Lenders shall be subject to the Carve-Out, Wage Accounts and the Wind Down Reserve as defined below to the extent provided in Section 2.21. The Lenders are not asserting or seeking superpriority claims or liens against the Avoidance Actions as defined herein or the proceeds thereof.

            Accordingly, the parties hereto hereby agree as follows:

SECTION 1. DEFINITIONS

      SECTION 1.01 Defined Terms.

            "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

            "ABR Floor" shall have the meaning set forth in Section 2.08(a).

            "ABR Loan" shall mean any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of
Section 2.


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            "Account" any account receivable or right of the Borrowers or
Guarantors to payment for goods sold or leased or for services rendered, regardless of how such right is evidenced and whether or not it has been by performance, whether secured or unsecured, now existing or hereafter arising, and the proceeds thereof.

            "Additional Credit" shall have the meaning given such term in
Section 4.02(d) hereof.

            "Affiliate" shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a "Controlled Person") shall be deemed to be "controlled by" another Person (a "Controlling Person") if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.

            "Agent" shall have the meaning set forth in the Introduction.

            "Agreement" shall mean this Revolving Credit and Guaranty Agreement, as the same may from time to time be further amended, modified or supplemented.

            "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof, "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced. "Base CD Rate" shall mean the sum of (a) the quotient of (i) the Three-Month Secondary CD Rate divided by (ii) a percentage expressed as a decimal equal to 100% minus Statutory Reserves and (b) the Assessment Rate. "Three-Month Secondary CD Rate" shall mean, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business
Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it. "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Agent from three Federal funds brokers of recognized standing selected by it. If for any reason the Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability



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or failure of the Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) or (c), or both, of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Three-Month Secondary CD Rate or the Federal Funds Effective Rate, respectively.

            "Assessment Rate" shall mean for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insurance by such Corporation (or any successor) of time deposits made in dollars at the Agent's domestic offices.

            "Asset Sale" shall have the meaning set forth in Section
2.21(c)(ii).

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Agent, substantially in the form of Exhibit D.

            "Bank Affiliate" means, (a) with respect to any Lender, (i) an Affiliate of such Lender making, purchasing, holding or otherwise investment in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

            "Bankruptcy Code" shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.

            "Bankruptcy Court" shall mean the United States Bankruptcy Court for the District of Massachusetts, Western Division or any other court having jurisdiction over the Cases from time to time.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "Borrower" shall have the meaning set forth in the Introduction.

            "Borrowing" shall mean the incurrence made from all the Lenders on a single date.

            "Borrowing Base Certificate" shall mean a certificate substantially in the form of Exhibit E hereto (with such changes therein as may be required by the Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by an executive officer of the Borrower, which shall include appropriate exhibits and schedules as referred to therein and as provided for in Section 5.08.



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            "Budget" shall mean the "Act Manufacturing, Inc. Projected Cash
Flow" attached hereto as Exhibit F.

            "Budget Cap" shall have the meaning set forth in Section 2.02(a).

            "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks in the State of New York are required or permitted to close (and, for a Letter of Credit, other than a day on which the Fronting Bank issuing such Letter of Credit is closed).

            "Capital Expenditures" shall mean, for any period, the aggregate of all expenditures (whether paid in cash and not theretofore accrued subsequent to January 1, 2002 or accrued as liabilities during such period and including that portion of any post-petition Capitalized Lease which is capitalized on the consolidated balance sheet of the Borrower and the Guarantors) net of cash amounts received by the Borrower and the Guarantors from other Persons during such period in reimbursement of Capital Expenditures made by the Borrower and the Guarantors, excluding interest capitalized during construction, made by the Borrower and the Guarantors during such period that, in conformity with GAAP, are required to be included in or reflected by the property, plant, equipment or similar fixed asset accounts reflected in the consolidated balance sheet of the Borrower and the Guarantors (including equipment which is purchased simultaneously with the trade-in of existing equipment owned by the Borrower or any of the Guarantors to the extent of the gross amount of such purchase price less the book value of the equipment being traded in at such time), but excluding expenditures made in connection with the replacement or restoration of assets to the extent reimbursed or financed from (x) insurance proceeds paid on account of the loss of or the damage to the assets being replaced or restored or
(y) awards of compensation arising from the taking by condemnation or eminent domain of such assets being replaced.

            "Capitalized Lease" shall mean, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

            "Carve-Out" shall have the meaning set forth in Section 2.21(a).

            "Cases" shall have the meaning set forth in the Introduction.

            "Cash Collateral" shall mean any proceeds of the collateral which secures the indebtedness under the Existing Agreement (including all cash and cash equivalents of the Debtors and all cash on deposit at JPMorgan Chase or any of the other Existing Lenders as of the Filing Date).

            "Change of Control" shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower; or (ii) the occupation of a majority of the seats (other than vacant seats) on the Board of Directors of the Borrower by Persons who were neither (A) nominated by the Board of Directors of the Borrower nor (B) appointed by directors so nominated.



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            "Chase" shall have the meaning set forth in the Introduction.

            "Closing Date" shall mean the date on which this Agreement has been executed and the conditions precedent to the making of the initial Loans set forth in Section 4.01 have been satisfied or waived, which date shall occur promptly upon entry of the Order, but not later than 10 days following the entry of the Order.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Collateral" shall mean the "Collateral" as defined in the Security and Pledge Agreement.

            "Commitment" shall mean, with respect to each Lender, the commitment of each Lender hereunder in the amount set forth opposite its name on Annex A hereto or as may subsequently be set forth in the Register from time to time, as the same may be reduced from time to time pursuant to this Agreement.

            "Commitment Fee" shall have the meaning set forth in Section 2.18.

            "Commitment Percentage" shall mean at any time, with respect to each Lender, the percentage obtained by dividing its Commitment at such time by the Total Commitment at such time.

            "Consummation Date" shall mean the date of the substantial consummation (as defined in Section 1101 of the Bankruptcy Code and which for purposes of this Agreement shall be no later than the effective date) of a Reorganization Plan that is confirmed pursuant to an order of the Bankruptcy Court.

            "Dollars" and "$" shall mean lawful money of the United States of America.

            "EBITDA" shall mean, for any period, all as determined in accordance with GAAP, the consolidated net income (or net loss) of the Borrower and its Subsidiaries for such period, plus (a) the sum of (i) depreciation expense, (ii) amortization expense, (iii) other non-cash expenses, (iv) provision for LIFO adjustment for inventory valuation, (v) net total Federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period, (vii) extraordinary losses, (viii) any non-recurring charge or restructuring charge, (ix) the cumulative effect of any change in accounting principles and (x) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the Borrower's consolidated statement of income for such period less (b) extraordinary gains plus or minus (c) the amount of cash received or expended in such period in respect of any amount which, under clause (viii) above, was taken into account in determining EBITDA for such or any prior period.

            "Eligible Accounts Receivable" Accounts owing to any Borrower or Guarantor or any of their subsidiaries, now existing or hereafter arising, each of which Accounts met the following specifications at the time it came into existence and continues to meet the same until it is collected in full:


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            (a) The Account is due and payable in full within 30 days (except as set forth in the Borrowing Base Certificate), is not unbilled or subject to bill and hold absent a written agreement acceptable to the Agent, and not more than
(i) 90 days have elapsed since the invoice date in the case of invoice date aging, and (ii) 60 days have elapsed since the due date shown in each invoice in the case of due date aging; provided that in the case of Accounts due and payable more than 30 days from the invoice date, the account is due and payable in full within 60 days and not more than 90 days have elapsed since the invoice date;

            (b) The Account arose from the outright sale of goods or from the performance of services by any Borrower or Guarantor, as applicable; such goods have been shipped to or on behalf of the account debtor or services have been performed; the Account is evidenced by such invoices, shipping documents or other instruments ordinarily used in the trade as shall be reasonably satisfactory to the Agent, and no rejection of or dispute concerning such goods or services has occurred;

            (c) The Account debtors of the Borrowers or Guarantors are either
(i) a resident of the United States, Canada or a country in the European Economic and Monetary Union with a Standard & Poor's (or comparable rating agency) rating of BBB+ or better, or (ii) one of the following Persons: Dovatron Ireland, EMC Ireland or Hewlett Packard GmbH, or if the Account debtor does not meet the criteria of clauses (i) or (ii), the Account is backed by credit insurance or letters of credit satisfactory to the Agent;

            (d) The Account is not subject to any assignment, claim, lien or security interest, except in favor of the Agent and the Lenders;

            (e) The Account is a valid and legally enforceable obligation of the Account debtor and is not subject to a claim for credit, allowance, defense, offset, chargeback, counterclaim or adjustment by the Account debtor, other than any discount allowed for prompt payment;

            (f) The Account arose in the ordinary course of business of any Borrower, as applicable, and no notice of the bankruptcy, insolvency, failure, or suspension or termination of business of the Account debtor has been received by any Borrower, as applicable;

            (g) The Account debtor is not an Affiliate of the Borrowers or any of their subsidiaries or a supplier (or an Affiliate of a supplier) of goods or services to the Borrowers or any of their subsidiaries; provided that if the Account debtor is a supplier or an Affiliate of a supplier, only the amount due to such Account debtor shall be excluded from "Qualified Accounts" solely as a result of this clause (g); and provided further that no Account shall be excluded solely as a result of this clause (g) if the Account debtor acknowledges in written form satisfactory to the Agent that it does not have a claim for credit, allowance, defense, offset, chargeback, counterclaim or adjustment;

            (h) The Account otherwise conforms to all representations, warranties and other provisions of this Agreement;

            (i) The Account is not due from an individual;


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            (j) The Account is not due from the federal government of the United
States unless all requirements of the Federal Assignment of Claims Act shall have been fully complied with to the satisfaction of the Agent;

            (k) The account is subject to an enforceable, perfected, first priority Lien in favor of the Agent;

            (l) The Account debtor's total Account concentration to the Borrower, the Guarantors and the Foreign Subsidiaries does not exceed 35% of the aggregate of all such Accounts; and

            (m) The Agent in its discretion, reasonably exercised, has not deemed the creditworthiness of the Account or Account Debtor unsatisfactory;

provided, however, that if 50% or more of the Accounts due from any Account debtor do not meet the above specifications, all Accounts due from such Account debtor shall be excluded from Qualified Accounts.

            "Eligible Assignee" shall mean (i) a commercial bank having total assets in excess of $1,000,000,000; (ii) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Agent, which in the ordinary course of business extends credit of the type contemplated herein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA; (iii) a Bank Affiliate of the assignor Lender; and (iv) any other financial institution satisfactory to the Borrower and the Agent.

            "Eligible Inventory" the sum of (a) the value of raw material inventory, (b) the value of finished goods inventory, and (c) the value of work in process inventory, each valued at the lower of cost (on first in, first out basis) or market, excluding (i) any goods that are the subject of any Account,
(ii) any goods not in the possession of any Borrower or Guarantor, as applicable, either (A) on premises owned by any Borrower or Guarantor, as applicable, or (B) on premises leased by any Borrower or Subsidiary, as applicable, and subject to a landlord's waiver in favor of the Lenders and the Agent in a form acceptable to the Agent, (iii) any goods subject to any lien, except a lien in favor of the Agent, or (iv) any goods owned by any Borrower or Guarantor that are located in a jurisdiction in which the Agent's lien has not been perfected; less any reserves established by the Agent in its sole discretion (upon reasonable prior notice to the Borrowers) for matters similar (but not exclusive) to the following: in-transit inventory, obsolete or slow moving inventory, scrap, consigned goods, general supplies, seconds, and costs which are not capitalized in accordance with GAAP.

            "Environmental Lien" shall mean a Lien in favor of any Governmental Authority for (i) any liability under federal or state environmental laws or regulations, or (ii) damages arising from or costs incurred by such Governmental Authority in response to a release or threatened release of a hazardous or toxic waste, substance or constituent, or other substance into the environment.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.


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            "ERISA Affiliate" shall mean each person (as defined in Section 3(9)
of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a single employer within the meaning of Section 414(b), (c),
(m), or (o) of the Code.

            "Estates" shall have the meaning given such term in Section 2.21(c)(ii).

            "Event of Default" shall have the meaning given such term in Section 7.

            "Excluded Taxes" means, with respect to the Agent, any Lender, the Fronting Bank or any other recipient of any payment to be made by or on account of any obligation of the borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lenders, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Bank, any withholding tax that is imposed on amounts payable to such Foreign Bank at the time such Foreign Bank becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Bank's failure to comply with Section 2.16(e), except to the extent that such Foreign Bank (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.16(a).

            "Existing Agreement" shall have the meaning set forth in the Introduction and shall include all of the agreements granting security interests and Liens in property and assets of the Borrower and the Guarantors to the Existing Lenders, including without limitation, the security agreements, mortgages and leasehold mortgages listed on Schedule 1.01 hereto, each of which documents was executed and delivered (to the extent party thereto) by the Borrower and the Guarantors prior to the Filing Date, as each may have been amended or modified from time to time.

            "Existing Liens" shall have the meaning given such term in Section 2.21.

            "Existing Lenders" shall mean, collectively, the lenders under the Existing Agreement, together with any successors or assigns thereof.

            "Fees" shall collectively mean the Commitment Fees, Letter of Credit Fees and other fees referred to in Sections 2.17, 2.18 and 2.19.

            "Filing Date" shall mean December 21, 2001.


            "Final Order" shall have the meaning given such term in Section 4.02(d).

            "Financial Officer" shall mean the Chief Financial Officer, Principal Accounting Officer, Controller or Treasurer of the Borrower or other executive officer duly authorized by the Company to execute and deliver documents and take such actions as specified herein.

            "Foreign Bank" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the


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United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

            "Foreign Subsidiaries" means any direct or indirect subsidiary of the Borrower having its principal office outside the United States, including but not limited to CMC Industrias Hermosilla, S.A. de C.V.; CMC Immuebles, S.A. de C.V.; Servicios y Administracion de Sonora, S.A. de C.V.; Advance Component Technologies Limited; ACT France Holdings SAS; ACT Manufacturing France SAS; ACT Manufacturing (Thailand) Public Company; ACT Manufacturing Holding UK Limited; ACT Manufacturing UK Ltd.

            "Fronting Bank" shall mean Chase (or any of its banking affiliates) or such other Lenders (which other Lenders shall be reasonably satisfactory to the Borrower) as may agree with Chase to act in such capacity.

            "GAAP" shall mean generally accepted accounting principles applied in accordance with Section 1.02.

            "Governmental Authority" shall mean any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality or any court, in each case whether of the United States or foreign.

            "Guarantor" shall have the meaning set forth in the Introduction.

            "Indebtedness" shall mean, at any time and with respect to any Person, (i) all indebtedness of such Person for borrowed money, (ii) all indebtedness of such Person for the deferred purchase price of property or services (other than property, including inventory, and services purchased, and expense accruals and deferred compensation items arising, in the ordinary course of business), (iii) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments (other than performance, surety and appeal bonds arising in the ordinary course of business), (iv) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) all obligations of such Person under Capitalized Leases, (vi) all reimbursement, payment or similar obligations of such Person, contingent or otherwise, under acceptance, letter of credit or similar facilities and all obligations of such Person in respect of (x) currency swap agreements, currency future or option contracts and other similar agreements designed to hedge against fluctuations in foreign interest rates and (y) interest rate swap, cap or collar agreements and interest rate future or option contracts; (vii) all Indebtedness referred to in clauses (i) through (vi) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (A) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (B) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss in respect of such Indebtedness, (C) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (D) otherwise to assure a creditor against loss in respect of such Indebtedness, and (viii) all Indebtedness referred to in clauses
(i) through (vii) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

            "Indemnified Parties" shall have the meaning set forth in Section 10.06.

            "Indemnified Taxes" means Taxes other than Excluded Taxes.

            "Insufficiency" shall mean, with respect to any Plan, its "amount of unfunded benefit liabilities" within the meaning of Section 4001(a)(18) of ERISA, if any.

            "Interim DIP Facility" shall have the meaning given such term in the Introductory Statement.

            "Interim Order" shall have the meaning given such term in Section 4.01(b).

            "Investment Banker" shall have the meaning set forth in Section
5.11.

            "Investments" shall have the meaning given such term in Section
6.08.

            "Lenders" shall have the meaning set forth in the Introduction.

            "Letter of Credit" shall mean any irrevocable letter of credit issued pursuant to Section 2.03, which letter of credit shall be (i) a standby or documentary letter of credit, (ii) issued for purposes that are consistent with the ordinary course of business of the Borrower or any Guarantor, or for such other purposes as are reasonably acceptable to the Agent, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Agent and the applicable Fronting Bank.

            "Letter of Credit Account" shall mean the account established by the Borrower under the sole and exclusive control of the Agent maintained at the office of the Agent at 270 Park Avenue, New York, New York 10017 designated as the "ACT Letter of Credit Account" that shall be used solely for the purposes set forth in Sections 2.03(b) and 2.11.

            "Letter of Credit Fees" shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.19.

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate undrawn stated amount of all Letters of Credit then outstanding plus (ii) all amounts theretofore drawn under Letters of Credit and not then reimbursed.

            "Lien" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind whatsoever (including any conditional sale or other title retention agreement or any lease in the nature thereof).

            "Loan" shall have the meaning given such term in Section 2.01(a).

            "Loan Documents" shall mean this Agreement, the Letters of Credit, the Security and Pledge Agreement, and any other instrument or agreement executed and delivered to the Agent or any Lenders in connection herewith.

            "Maturity Date" shall mean June 30, 2002, subject to earlier termination as set forth herein.

            "Minority Lenders" shall have the meaning set forth in Section 10.10(b).

            "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
Section 4001(a)(3) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

            "Multiple Employer Plan" shall mean a Single Employer Plan, which
(i) is maintained for employees of the Borrower or an ERISA Affiliate and at least one person (as defined in Section 3(9) of ERISA) other than the Borrower and its ERISA Affiliates or (ii) was so maintained and in respect of which the Borrower or an ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such Plan has been or were to be terminated.

            "Net Proceeds" shall mean, in respect of any sale of assets, the cash proceeds of such sale after the payment of or reservation for (x) expenses that are directly related to (or the need for which arises as a result of) the transaction of sale, including, but not limited to, related severance costs, taxes payable, brokerage commissions, professional expenses, other similar costs that are directly related to the sale (all of which expenses shall be satisfactory to the Agent in its reasonable judgment and without waiver of any parties' rights to challenge such expenses), (y) and the amount secured by valid and perfected Liens, if any, that are senior to the Liens on such assets held by the Agent on behalf of the Lenders and (z) the reasonable costs and expenses of any repairs, alterations or improvements made by the Borrower or any Guarantor to the assets sold to the extent such repairs, alterations or improvements were required pursuant to the terms of such sale.

            "Obligations" shall mean (a) the due and punctual payment of principal of and interest on the Loans and the reimbursement of all amounts drawn under Letters of Credit, and (b) the due and punctual payment of the Fees and all other present and future, fixed or contingent, monetary obligations of the Borrower and the Guarantors to the Lenders and the Agent under the Loan Documents.

            "Order" shall mean the Interim Order and the Final Order of the Bankruptcy Court referred to in Section 4.01(b).

            "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

            "Payroll Expenses" shall have the meaning set forth in Section 2.21(a).

            "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor agency or entity performing substantially the same functions.

            "Pension Plan" shall mean a defined benefit plan (as defined in Section 414(j) of the Code and Section 3(35) of ERISA) which meets and is subject to the requirements of Section 401(a) of the Code.

            "Permitted Employee Programs" shall have the meaning set forth in
Section 2.21(a).

            "Permitted Investments" shall mean:

            (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within twelve months from the date of acquisition thereof;

            (b) without limiting the provisions of paragraph (d) below, investments in commercial paper maturing within six months from the date of acquisition thereof and having, at such date of acquisition, a rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

            (c) investments in certificates of deposit, bankers' acceptances and time deposits (including Eurodollar time deposits) maturing within six months from the date of acquisition thereof issued or guaranteed by or placed with (i) any domestic office of the Agent or the bank with whom the Borrower and the Guarantors maintain their cash management system, provided, that if such bank is not a Lender hereunder, such bank shall have entered into an agreement with the Agent pursuant to which such bank shall have waived all rights of setoff and confirmed that such bank does not have, nor shall it claim, a security interest therein or (ii) any domestic office of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000 and is the principal banking Subsidiary of a bank holding company having a long-term unsecured debt rating of at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

            (d) investments in commercial paper maturing within six months from the date of acquisition thereof and issued by (i) the holding company of the Agent or (ii) the holding company of any other commercial bank of recognized standing organized under the laws of the United States of America or any State thereof that has (A) a combined capital and surplus in excess of $250,000,000 and (B) commercial paper rated at least "A-2" or the equivalent thereof from Standard & Poor's Corporation or of at least "P-2" or the equivalent thereof from Moody's Investors Service, Inc.;

            (e) investments in repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any office of a bank or trust company meeting the qualifications specified in clause (c) above;

            (f) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (a) through (e) above; and

            (g) to the extent owned on the Filing Date, investments by the Borrower or any Guarantor in the capital stock listed in Schedule 3.05 of any direct or indirect Subsidiary.

            "Permitted Liens" shall mean (i) Liens imposed by law (other than Environmental Liens and any Lien imposed under ERISA) for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP; (ii) Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens (other than Environmental Liens and any Lien imposed under ERISA) in existence on the Filing Date or thereafter imposed by law and created in the ordinary course of business; (iii) Liens (other than any Lien imposed under ERISA) incurred or deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts; (iv) easements (including, without limitation, reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded) and interest of ground lessors, which do not interfere materially with the ordinary conduct of the business of the Borrower or any Guarantor, as the case may be, and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Guarantor, as the case may be; (v) purchase money Liens (including Capitalized Leases) upon or in any property acquired or held in the ordinary course of business to secure the purchase price of such property or to secure Indebtedness permitted by Section 6.03(ii) solely for the purpose of financing the acquisition of such property; (vi) letters of credit or deposits in the ordinary course to secure leases; and (vii) extensions, renewals or replacements of any Lien referred to in paragraphs (i) through (vi) above, provided that the principal amount of the obligation secured thereby is not increased and that any such extension, renewal or replacement is limited to the property originally encumbered thereby.

            "Person" shall mean any natural person, corporation, division of a corporation, partnership, trust, joint venture, association, company, estate, unincorporated organization or government or any agency or political subdivision thereof.

            "Plan" shall mean a Single Employer Plan or a Multiemployer Plan.

            "Potential Purchaser" shall have the meaning set forth in Section 5.12(b).

            "Prepayment Date" shall mean thirty (30) days after the entry of the Interim Order by the Bankruptcy Court if the Final Order has not been entered by the Bankruptcy Court prior to the expiration of such thirty (30) day period.

            "Pre-Petition Agent" shall mean JPMorgan Chase Bank as agent for the Existing Lenders.

            "Pre-Petition Debt" shall have the meaning set forth in Section
2.02.

            "Pre-Petition Payment" shall mean a payment (by way of adequate protection or otherwise) of principal or interest or otherwise on account of any pre-petition Indebtedness or trade payables or other pre-petition claims against the Borrower or any Guarantor.

            "Register" shall have the meaning set forth in Section 10.03(d).

            "Reorganization Plan" shall mean a plan of reorganization in any of the Cases.

            "Required Lenders" shall mean, at any time, Lenders holding Loans representing in excess of 50% of the aggregate principal amount of such Loans outstanding or, if no Loans are outstanding, Lenders having Commitments representing in excess of 50% of the Total Commitment.

            "Revenues" shall have the meaning set forth in Section 10.10(a)(i).

            "Sale Process" shall have the meaning set forth in Section 5.12.

            "Security and Pledge Agreement" shall have the meaning set forth in
Section 4.01(c).

            "Single Employer Plan" shall mean a single employer plan, as defined in Section 4001(a)(15) of ERISA, that (i) is maintained for employees of the Borrower or an ERISA Affiliate or (ii) was so maintained and in respect of which the Borrower could have liability under Title IV of ERISA in the event such Plan has been or were to be terminated.

            "Statutory Reserves" shall mean on any date the percentage (expressed as a decimal) established by the Board and any other banking authority which is (i) for purposes of the definition of Base CD Rate, the then stated maximum rate of all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City, for new three month negotiable nonpersonal time deposits in dollars of $100,000 or more. Such reserve percentages shall include, without limitation, those imposed pursuant to said Regulation. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

            "Subsidiary" shall mean, with respect to any Person (herein referred to as the "parent"), any corporation, association or other business entity (whether now existing or hereafter organized) of which at least a majority of the securities or other ownership interests having ordinary voting power for the election of directors is, at the time as of which any determination is being made, owned or controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

            "Super-majority Lenders" shall have the meaning given such term in
Section 10.10(b).

            "Superpriority Claim" shall mean a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

            "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

            "Termination Date" shall mean the earliest to occur of (i) the Prepayment Date, (ii) the Maturity Date, (iii) the Consummation Date and (iv) the acceleration of the Loans and the termination of the Total Commitment in accordance with the terms hereof.

            "Termination Event" shall mean (i) a "reportable event", as such term is described in Section 4043(c) of ERISA (other than a "reportable event" as to which the 30-day notice is waived under subsection .22, .23, .25, .27 or ..28 of PBGC Regulation Section 4043) or an event described in Section 4068 of ERISA and excluding events which would not be reasonably likely (as reasonably determined by the Agent) to have a material adverse effect on the financial condition, operations, business, properties or assets of the Borrower and the Guarantors taken as a whole, or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a "substantial employer," as such term is defined in Section 4001(a)(2) of ERISA, the incurrence of liability by the Borrower or any ERISA Affiliate under Section 4064 of ERISA upon the termination of a Multiple Employer Plan, the imposition of Withdrawal Liability, or (iii) providing notice of intent to terminate a Plan pursuant to Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, if such amendment requires the provision of security, or (iv) the institution of proceedings to terminate a Plan by the PBGC under Section 4042 of ERISA, or (v) any other event or condition (other than the commencement of the Cases and the failure to have made any contribution accrued as of the Filing Date but not paid) which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the imposition of any liability under Title IV of ERISA (other than for the payment of premiums to the PBGC in the ordinary course).

            "Total Commitment" shall mean, at any time, the sum of the Commitments at such time, and as reduced by the Total Commitment Step-Down pursuant to Section 2.01(a) and/or as shall otherwise occur in accordance with the terms of this Agreement.

            "Transferee" shall have the meaning given such term in Section 2.18.

            "UCC Searches" shall have the meaning given such term in Section 4.01(j).

            "Unused Total Commitment" shall mean, at any time, (i) the Total Commitment less (ii) the sum of (x) the aggregate outstanding principal amount of all Loans and (y) the aggregate Letter of Credit Outstandings.

            "Wage Accounts" shall have the meaning set forth in Section 2.21(a).

            "Wind Down Expenses" shall have the meaning set forth in Section 2.21(c).

            "Wind Down Reserve" shall have the meaning set forth in Section 2.21(c).

            "Withdrawal Liability" shall have the meaning given such term under
Part I of Subtitle E of Title IV of ERISA.

      SECTION 1.02 Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to Sections, Exhibits and Schedules shall be deemed references to Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided, however, that for purposes of determining compliance with any covenant set forth in Section 6, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in the Borrower's audited financial statements referred to in Section 3.04.

SECTION 2. AMOUNT AND TERMS OF CREDIT

      SECTION 2.01 Commitment of the Lenders.

            (a) Each Lender severally and not jointly with the other Lenders agrees, upon the terms and subject to the conditions herein set forth (including, without limitation, the provisions of Section 2.26), to make revolving credit loans (each a "Loan" and collectively, the "Loans") to the Borrower at any time and from time to time during the period commencing on the date hereof and ending on the Termination Date in an aggregate principal amount not to exceed, when added to such Lenders' Commitment Percentage of the then aggregate Letter of Credit Outstandings (in excess of the amount of cash then held in the Letter of Credit Account pursuant to Section 2.03(b)), the Commitment of such Lenders, which Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Loans plus the then aggregate Letter of Credit Outstandings exceed the lesser of (i) the "Total Commitment" which shall mean $20,000,000, which shall, notwithstanding any other provision of this Agreement, and without further notice to the Borrower, the Guarantors, or any other party, be automatically reduced (such automatic reduction hereinafter referred to as the "Total Commitment Step-Down") to $15,000,000 effective as of April 1, 2002, and to $10,000,000 effective as of May 1, 2002, as the same may also be reduced from time to time pursuant to this Agreement (including but not limited to as set forth in Sections 2.10 and 2.11 below) and (ii) the Budget, strictly in accordance with Section 2.02 below.

            (b) Each Borrowing shall be made by the Lenders pro rata in accordance with their respective Commitments; provided, however, that the failure of any Lenders to make any Loan shall not in itself relieve the other Lenders of their obligations to lend.

      SECTION 2.02 Compliance with Budget.

            (a) The Borrowers shall (a) utilize Cash Collateral and then, to the extent (and only to the extent), that such Cash Collateral is insufficient to enable the Debtors to pay the weekly "Cash Disbursements" set forth in the Budget, (b) obtain Loans and/or Letters of Credit, such that the aggregate total thereof shall not, at any time through the Termination Date, exceed the lesser of (a) the Total Commitment; or (b) an amount which is no more than twenty percent (20%) greater than the amounts set forth as the "Cash Balance Avail./(Defic.)" in the Budget (subject to subparagraphs (i), (ii), (iii) and
(iv) below) (such aggregate total amount also hereinafter referred to as the "Budget Cap") for the Borrowers' use, first to repay any amounts outstanding and all undrawn letters of credit issued under the Interim DIP Facility and then for use for working capital and other general purposes of the Borrower. The Budget may be modified by the Debtors only with the prior unanimous written consent of the Lenders, it being understood that (i) in the event that the Budget requires, by the end of the current week, a reduction in DIP Borrowings, Borrower will be deemed in compliance if such Borrowings have been so reduced by Friday at 5:00 PM of the current week; (ii) the Debtors may reallocate up to fifteen percent (15%) of the funds allotted in the Budget for any particular category of cash disbursement within the same weekly period, so long as the Budget Cap for such week is not exceeded; (iii) those funds allocated for contingency funds of whatever kind and for the year-end audit shall be utilized by the Debtors only with the prior express approval of the Agent; and (iv) funds allocated in the Budget for cash disbursements and the corresponding Borrowings with respect thereto during any week may be deferred and expended in the following (but not preceding) week(s); provided, that, in no event shall the Borrowings (including borrowings and outstandings and undrawn letters of credit) at any time exceed the Total Commitment. The Borrower is authorized to use Borrowings exclusively for disbursements to the extent set forth in the Budget, which may be modified only as set forth in this section.

            (b) Notwithstanding anything herein to the contrary:

                  (i) no borrowings, letters of credit, Cash Collateral, or Collateral pursuant to the Existing Agreement or the Carve-Out (as defined below) may be used to object to, contest or raise any defense to the validity, perfection, priority, extent or enforceability of the Indebtedness pursuant to the Existing Agreement (the "Pre-Petition Debt"), the Existing Liens, this Agreement or the liens securing the Pre-Petition Debt, nor to assert any claims or causes of action against the Pre-Petition Agent, the Existing Lenders, the Agent, or the Lenders; and

                  (ii) in no event shall aggregate total of the Loans and the Letter of Credit Outstandings exceed the lesser of: (X) the Budget Cap or
      (Y) the sum of 50% of the Eligible Accounts Receivable and 10% of the Eligible Inventory.

            (c) If as of 5:00 PM Friday on any week, the Cash Collateral (including cash equivalents) on hand of the Borrower and Guarantors is $1,000,000 in excess of the projected

"Total Cash Receipts" set forth in the Budget for such week end, then the Borrower shall, on the first Business Day thereafter, if cash (and cash equivalents) continues to exceed such amount, prepay the Loans to the extent of any such excess amount (provided, however, that any prepayment pursuant to the foregoing shall not reduce the Total Commitment or the Budget Cap subsequent to such prepayment; and provided, further, that the procedures set forth in this
Section 2.02(c) shall not apply subsequent to a determination by the Lenders to terminate their commitments to lend and make no further loans.

      SECTION 2.03 Letters of Credit.

            (a) Upon the terms and subject to the conditions herein set forth, the Borrower may request a Fronting Bank, at any time and from time to time after the date hereof and prior to the Termination Date, to issue, and, subject to the terms and conditions contained herein, such Fronting Bank shall issue, for the account of the Borrower or a Guarantor one or more Letters of Credit, provided that no Letter of Credit shall be issued if after giving effect to such issuance (i) the aggregate Letter of Credit Outstandings shall exceed $1,000,000 or (ii) the aggregate Letter of Credit Outstandings, when added to the aggregate outstanding principal amount of the Loans, would exceed the Total Commitment and, provided further that no Letter of Credit shall be issued if the Fronting Bank shall have received notice from the Agent or the Required Lenders that the conditions to such issuance have not been met.

            (b) No Letter of Credit shall expire later than 60 days after the Maturity Date, provided that if any Letter of Credit shall be outstanding on the Termination Date, the Borrower shall, at or prior to the Termination Date, except as the Agent may otherwise agree in writing, (i) cause all Letters of Credit which expire after the Termination Date to be returned to the Fronting Bank undrawn and marked "cancelled" or (ii) if the Borrower is unable to do so in whole or in part, either (x) provide a "back-to-back" letter of credit to one or more of the Fronting Banks in a form satisfactory to such Fronting Bank and the Agent (in their sole discretion), issued by a bank satisfactory to such Fronting Bank and the Agent (in their sole discretion), and in an amount equal to 105% of the then undrawn stated amount of all outstanding Letters of Credit issued by such Fronting Bank (less the amount, if any, then on deposit in the Letter of Credit Account) and/or (y) deposit cash in the Letter of Credit Account in an amount equal to 105% of the then undrawn stated amount of all Letter of Credit Outstandings (less the amount, if any, then on deposit in the Letter of Credit Account) as collateral security for the Borrower's reimbursement obligations in connection therewith, such cash to be remitted to the Borrower upon the expiration, cancellation or other termination or satisfaction of such reimbursement obligations.

            (c) The Borrower shall pay to each Fronting Bank, in addition to such other fees and charges as are specifically provided for in Section 2.19 hereof, such fees and charges in connection with the issuance and processing of the Letters of Credit issued by such Fronting Bank as are customarily imposed by such Fronting Bank from time to time in connection with letter of credit transactions.

            (d) Drafts drawn under each Letter of Credit shall be reimbursed by the Borrower in Dollars not later than the first Business Day following the date of draw and shall bear interest from the date of draw until the first Business Day following the date of draw at a rate per annum equal to the Alternate Base Rate plus 2.50% and thereafter on the reimbursed portion until reimbursed in full at a rate per annum equal to the Alternate Base Rate plus 2.50% (computed on the basis of the actual number of days elapsed over a year of 365 days or 366 days in a leap year). The Borrower shall effect such reimbursement (x) if such draw occurs prior to the Termination Date, in cash or through a Borrowing without the satisfaction of the conditions precedent set forth in Section 4.02 or (y) if such draw occurs on or after the Termination Date, in cash. Each Lender agrees to make the Loans described in clause (x) of the preceding sentence notwithstanding a failure to satisfy the applicable lending conditions thereto or the provisions of Sections 2.02 or 2.26.

            (e) Immediately upon the issuance of any Letter of Credit by any Fronting Bank, such Fronting Bank shall be deemed to have sold to each Lender other than such Fronting Bank and each such other Lender shall be deemed unconditionally and irrevocably to have purchased from such Fronting Bank, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in such Letter of Credit, each drawing thereunder and the obligations of the Borrower and the Guarantors under this Agreement with respect thereto. Upon any change in the Commitments pursuant to Section 10.03, it is hereby agreed that with respect to all Letter of Credit Outstandings, there shall be an automatic adjustment to the participations hereby created to reflect the new Commitment Percentages of the assigning and assignee Lender. Any action taken or omitted by a Fronting Bank under or in connection with a Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for such Fronting Bank any resulting liability to any other Lender.

            (f) In the event that a Fronting Bank makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Fronting Bank pursuant to this Section, the Fronting Bank shall promptly notify the Agent, which shall promptly notify each Lender of such failure, and each Lender shall promptly and unconditionally pay to the Agent for the account of the Fronting Bank the amount of such Lender's Commitment Percentage of such unreimbursed payment in Dollars and in same day funds. If the Fronting Bank so notifies the Agent, and the Agent so notifies the Lenders prior to 11:00 a.m. (New York City time) on any Business Day, such Lenders shall make available to the Fronting Bank such Lender's Commitment Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Lenders shall not have so made its Commitment Percentage of the amount of such payment available to the Fronting Bank, such Lender agrees to pay to such Fronting Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of such Fronting Bank at the Federal Funds Effective Rate. The failure of any Lender to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit shall not relieve any other Lender of its obligation hereunder to make available to the Fronting Bank its Commitment Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Lenders shall be responsible for the failure of any other Lender to make available to such Fronting Bank such other Lender's Commitment Percentage of any such payment. Whenever a Fronting Bank receives a payment of a reimbursement obligation as to which it has received any payments from the Lender pursuant to this paragraph, such Fronting Bank shall pay to each Lender which has paid its Commitment Percentage thereof, in Dollars and in same day funds, an amount equal to such Lenders' Commitment Percentage thereof.

      SECTION 2.04 Issuance. Whenever the Borrower desires a Fronting Bank to issue a Letter of Credit, it shall give to such Fronting Bank and the Agent prior written (including telegraphic, telex, facsimile or cable communication) notice reasonably in advance of the requested date of issuance specifying the date on which the proposed Letter of Credit is to be issued (which shall be a Business Day), the stated amount of the Letter of Credit so requested, the expiration date of such Letter of Credit and the name and address of the beneficiary thereof.

      SECTION 2.05 Nature of Letter of Credit Obligations Absolute. The obligations of the Borrower to reimburse the Lenders for drawings made under any Letter of Credit shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation (it being understood that any such payment by the Borrower shall be without prejudice to, and shall not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Fronting Bank of any draft or the reimbursement by the Borrower thereof):
(i) any lack of validity or enforceability of any Letter of Credit; (ii) the existence of any claim, setoff, defense or other right which the Borrower or any Guarantor may have at any time against a beneficiary of any Letter of Credit or against any of the Lenders, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction; (iii) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (iv) payment by a Fronting Bank of any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit; (v) any other circumstance or happening whatsoever, which is similar to any of the foregoing; or (vi) the fact that any Event of Default shall have occurred and be continuing.

      SECTION 2.06 Making of Loans.

            (a) Loans shall be ABR Loans subject to and in accordance with this Section. Each Lender may fulfill its Commitment with respect to any Loan by causing any lending office of such Lender to make such Loan; provided that any such use of a lending office shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Each Lender shall, subject to its overall policy considerations, use reasonable efforts (but shall not be obligated) to select a lending office which will not result in the payment of increased costs by the Borrower pursuant to Section 2.13.

            (b) The Borrower shall give the Agent prior notice of each Borrowing hereunder of at least one Business Day; such notice shall be in the form of and contain the information set forth in the form of Borrowing Request attached hereto as Exhibit G shall be irrevocable and shall specify the amount of the proposed Borrowing (which shall not be less than $500,000 (and integral multiples of $100,000) and the date thereof (which shall be a Business Day) and shall contain disbursement instructions. Such notice, to be effective, must be received by the Agent not later than 12:00 noon, New York City time on the first Business Day preceding the date on which such Borrowing is to be made. The Agent shall promptly notify each Lender of its proportionate share of such Borrowing, and the date of such Borrowing. On the borrowing date specified in such notice, each Lender shall make its share of the Borrowing available at the office of the Agent at 270 Park Avenue, New York, New York 10017, no later than 12:00 noon, New York City time, in immediately available funds. Upon receipt of the funds made available by the

Lenders to fund any borrowing hereunder, the Agent shall disburse such funds in the manner specified in the notice of borrowing delivered by the Borrower and shall use reasonable efforts to make the funds so received from the Lenders available to the Borrower no later than 2:00 p.m. New York City time.

      SECTION 2.07 Repayment of Loans; Evidence of Debt.

            (a) The Borrower hereby unconditionally promises to pay to the Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

            (c) The Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Agent hereunder for the account of the Lenders and each Lender's share thereof.

            (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

            (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in a form furnished by the Agent and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.03) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

      SECTION 2.08 Interest on Loans.

            (a) Subject to the provisions of Section 2.09, each Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days or, when the Alternate Base Rate is based on the Prime Rate, a year with 365 days or 366 days in a leap year) at a rate per annum equal to the Alternate Base Rate plus 2.50%; however, such interest rate shall never be lower than 7.25% (the "ABR Floor"). As used in this Agreement, the "ABR" or "Alternate Base Rate" shall in all cases mean such rate subject to the ABR Floor.

            (b) Accrued interest on all Loans shall be payable monthly in arrears on the fifth calendar day following the end of each month applicable thereto, on the Termination Date, after the Termination Date on demand; provided that if such day is not a Business Day, the payment shall be made on the next Business Day.

      SECTION 2.09 Default Interest. If the Borrower or any Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.03(d) of any draft drawn under a Letter of Credit), whether at stated maturity, by acceleration or otherwise, the Borrower or such Guarantor, as the case may be, shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days or when the Alternate Base Rate is applicable and is based on the Prime Rate, a year with 365 days or 366 days in a leap year) equal to the Alternate Base Rate plus 4.5%.

      SECTION 2.10 Optional Termination or Reduction of Commitment. Upon at least two Business Days' prior written notice to the Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Unused Total Commitment. Each such reduction of the Commitments shall be in the principal amount of $5,000,000 or any integral multiple thereof. Simultaneously with each reduction or termination of the Commitment, the Borrower shall pay to the Agent for the account of each Lender the Commitment Fee accrued and unpaid on the amount of the Commitment of such Lender so terminated or reduced through the date thereof. Any reduction of the Total Commitment pursuant to this Section shall be applied pro rata to reduce the Commitment of each Lender.

      SECTION 2.11 Mandatory Prepayment; Commitment Termination; Cash
Collateral.

            (a) If at any time the aggregate principal amount of the outstanding Loans plus the Letter of Credit Outstandings exceeds the Budget Cap, the Borrower will within three Business Days (i) prepay the Loans in an amount necessary to cause the aggregate principal amount of the outstanding Loans plus the aggregate Letter of Credit Outstandings to be equal to or less than the Budget Cap, and (ii) if, after giving effect to the prepayment in full of the Loans, the undrawn amount of outstanding Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account exceeds the Budget Cap, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the aggregate Letter of Credit Outstandings in excess of the amount of cash held in the Letter of Credit Account so exceeds the Budget Cap.

            (b) Upon the Termination Date, the Total Commitment shall be terminated in full and the Borrower shall pay the Loans in full (plus any accrued but unpaid interest and fees thereon) and, except as the Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, deposit into the Letter of Credit Account an amount equal to 105% of the amount by which the Letter of Credit Outstandings exceeds the amount of cash held in the Letter of Credit Account, such cash to be remitted to the Borrower upon the expiration, cancellation, satisfaction or other termination of such reimbursement obligations, or otherwise comply with Section 2.03(b).

      SECTION 2.12 Optional Prepayment of Loans; Reimbursement of Lenders.

            (a) The Borrower shall have the right at any time and from time to time to prepay any Loans, in whole or in part, with respect to ABR Loans on the same Business Day if written or facsimile notice is received by the Agent prior to 12:00 noon, New York City time, and thereafter upon at least one Business Day's prior written or facsimile notice to the Agent; provided, however, that each such partial prepayment shall be in multiples of $1,000,000. Each notice of prepayment shall specify the prepayment date and the principal amount of the Loans to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein. The Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.

            (b) Any partial prepayment of the Loans by the Borrower pursuant to Sections 2.11 or 2.12 shall be applied as specified by the Borrower or, in the absence of such specification, as determined by the Agent.

      SECTION 2.13 Reserve Requirements; Change in Circumstances.

            (a) If any Lender shall have determined that the adoption or effectiveness after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any banking office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Loans made by such Lender pursuant hereto, such Lender's Commitment hereunder or the issuance of, or participation in, any Letter of Credit by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into account Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

            (b) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered to it within 10 days after its receipt of the same. Any Lender receiving any such payment shall promptly make a refund thereof to the Borrower if the law, regulation, guideline or change in circumstances giving rise to such payment is subsequently deemed or held to be invalid or inapplicable.

            (c) Failure on the part of any Lender to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to such period or any other period, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the circumstance giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor. The protection of this Section shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

      SECTION 2.14 Intentionally Omitted.

      SECTION 2.15 Pro Rata Treatment, etc. All payments and repayments of principal and interest in respect of the Loans (except as provided in Sections 2.13) shall be made pro rata among the Lenders in accordance with the then outstanding principal amount of the Loans and/or participations in Letter of Credit Outstandings hereunder and all payments of Commitment Fees and Letter of Credit Fees (other than those payable to a Fronting Bank) shall be made pro rata among the Lenders in accordance with their Commitments. All payments by the Borrower hereunder shall be (i) net of any tax applicable to the Borrower or Guarantor and (ii) made in Dollars in immediately available funds at the office of the Agent by 12:00 noon, New York City time, on the date on which such payment shall be due. Interest in respect of any Loan hereunder shall accrue from and including the date of such Loan to but excluding the date on which such Loan is paid in full.

      SECTION 2.16 Taxes.

            (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
(i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Agent, Lenders or Fronting Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

            (c) The Borrower will indemnify the Agent, each Lender and the Fronting Bank, within 10 days after written demand therefore, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Lender or the Fronting Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified taxes or Other Taxes imposed or asserted on or attributable to amount payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Fronting Bank, or by the Agent on its own behalf or on behalf of a Lender or the Fronting Bank, shall be conclusive absent manifest error.

            (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

            (e) Any Foreign Bank that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate.

      SECTION 2.17 Certain Fees. The Borrower shall pay to the Agent, for the respective accounts of the Agent and the Lenders, the fees set forth in that certain fee letter dated January 15, 2002 among the Agent, and the Borrower at the times set forth therein.

      SECTION 2.18 Commitment Fee. The Borrower shall pay to the Lenders a commitment fee (the "Commitment Fee") for the period commencing on the Closing Date to the Termination Date or the earlier date of termination of the Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of 1/2 of 1% per annum on the average daily Unused Total Commitment. Such Commitment Fee, to the extent then accrued, shall be payable (x) monthly, in arrears, on the last calendar day of each month, (y) on the Termination Date and (z) as provided in Section 2.10 hereof, upon any reduction or termination in whole or in part of the Total Commitment.

      SECTION 2.19 Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Agent on behalf of the Lenders a fee calculated (on the basis of the actual number of days elapsed over a year of 360 days) at the same rate set forth in the Existing Agreement on the daily average Letter of Credit Outstandings and (ii) to the Fronting Bank such Fronting Bank's customary fees for issuance, amendments and processing referred to in Section 2.03. In addition, the Borrower agrees to pay each Fronting Bank for its account a fronting fee of one quarter of one percent (1/4%) per annum in respect of each Letter of Credit issued by such Fronting Bank, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate, and payable at times, to be determined by such Fronting Bank, the Borrower and the Agent. Accrued fees described in clause (i) of the first sentence of this paragraph in respect of each Letter of Credit shall be due and payable monthly in arrears on the last calendar day of each month and on the Termination Date. Accrued fees described in clause (ii) of the first sentence of this paragraph in respect of each Letter of Credit shall be payable at times to be determined by the Fronting Bank, the Borrower and the Agent.

      SECTION 2.20 Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Agent for the respective accounts of the Agent and the Lenders, as provided herein and in the fee letter described in
Section 2.17. Once paid, none of the Fees shall be refundable under any circumstances.

      SECTION 2.21 Priority and Liens.

            (a) The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of any of the Orders, the Obligations of the Borrower and the Guarantors hereunder and under the Loan Documents and in respect of Indebtedness permitted by Section 6.03(v): (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed administrative expense claims in the Cases having priority over all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code, except as set forth in this Section 2.21; (ii) pursuant to
Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all unencumbered property of the Borrower and the Guarantors and on all cash maintained in the Letter of Credit Account and any direct investments of the funds contained therein and with respect to the Foreign Subsidiaries, 100% of the capital stock of such Foreign Subsidiaries (but not including any liens on the underlying assets of the Foreign Subsidiaries); (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected Lien upon all property of the Borrower and the Guarantors (other than the property that is subject to existing Liens that presently secure the obligations of the Borrower and the Guarantors under the Existing Agreement, as to which the Lien in favor of the Agent and the Lenders will be as described in clause (iv) of this sentence) that is subject to valid and perfected Liens in existence on the Filing Date or to valid Liens in existence on the Filing Date that are perfected subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code or to Permitted Liens, junior to such valid and perfected Liens; and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on all of the tangible and intangible property of the Borrower and the Guarantors (including without limitation, accounts receivable, inventory, patents, copyrights, trademarks, tradenames and all other intellectual property, and the capital stock of all direct subsidiaries of the Borrower and each Guarantor and the proceeds thereof) that is subject to existing Liens that presently secure the Borrower's and the Guarantors' pre-petition Indebtedness under the Existing Agreement (but subject to any Liens in existence on the Filing Date to which the Liens being primed hereby are subject or become subject subsequent to the Filing Date as permitted by Section 546(b) of the Bankruptcy Code, hereinafter referred to as the "Existing Liens") and any Liens granted after the Filing Date to provide adequate protection in respect of the Existing Agreement, subject only to (w) in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both, the payment of allowed and unpaid professional fees and disbursements incurred by the Borrower, the Guarantors and any statutory committees appointed in the Cases in an aggregate amount not in excess of $500,000 (plus all unpaid professional fees and disbursements incurred prior to the occurrence of an Event of Default or the date the Post-petition Lenders determine to stop making Post-petition Loans to the extent allowed by the Bankruptcy Court) and (x) the payment of unpaid fees pursuant to 28 U.S.C. ss. 1930 and to the Clerk of the Bankruptcy Court (collectively, the "Carve-Out"); provided that neither the super-priority claims and DIP liens, nor the adequate protection claims or liens shall have recourse to any claims and/or causes of action under Section

502(d), 544, 547, 548, 549, 550 or 551 of the Bankruptcy Code as to avoidance actions (the "Avoidance Actions") or the proceeds thereof; and further provided, that, except as otherwise provided in the Orders, no portion of the Carve-Out or the Wind Down Reserve (as defined in Section 2.21(c) below) shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the indebtedness of the Borrower and the Guarantors owing to the Existing Lenders or to the collateral securing such indebtedness. The Lenders agree that so long as no Event of Default shall have occurred, (or the Lenders, nonetheless determine, in their sole discretion, to continue to make loans) the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. ss. 330 and 11 U.S.C. ss. 331, as the same may be due and payable, and the same shall not reduce the Carve-Out; (y) the Wind Down Reserve as defined in Section 2.21(c)(ii); and (z) (any and all funds held and/or deposited in the payroll accounts currently established by the Debtors, or such other accounts established by the Debtors (collectively, the "Wage Accounts") for employee wages and commissions, payroll taxes, vacation accrual, claims for self-insured claims and all other employee benefits and other withholdings from employee's wages (collectively, "Payroll Expenses") shall not be subject (except as set forth in the next paragraph) to the liens or claims of the Agent, the Lenders, the Pre-Petition Agent and the Existing Lenders, granted herein or otherwise and may be paid by the Debtors in the ordinary course; provided, however, that the aggregate of the funds in all such Wage Accounts at any time shall not exceed the total of (i) the funds in such accounts as of the Filing Date plus (ii) the funds set forth in the Budget as of such date for payment of the Payroll Expenses. The amounts in the Wage Accounts shall be established as a reserve and used solely for the following and in the following order and for no other purposes: (i) for Payroll Expenses; (ii) vacation pay whether accrued pre-petition or post-petition; and (iii) payment of medical claims under the Debtors' self-insurance programs, the foregoing Subsections (i), (ii) and (iii), collectively, the "Permitted Employee Programs."

            (b) Subject to the priorities set forth in subsection (a) above and to the Carve-Out, as to all real property the title to which is held by the Borrower or any of the Guarantors, or the possession of which is held by the Borrower or any of the Guarantors pursuant to leasehold interest, and which secures the obligations under the Existing Agreement, the Borrower and each Guarantor hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Agent on behalf of the Lenders all of the right, title and interest of the Borrower and such Guarantor in all of such owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and such Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens in favor of the Agent on behalf of the Lenders in all of such real property and leasehold instruments shall be perfected without the recordation of any instruments of mortgage or assignment. The Borrower and each Guarantor further agrees that, upon the request of the Agent, the Borrower and such Guarantor shall enter into separate fee and leasehold mortgages in recordable form with respect to such properties on terms reasonably satisfactory to the Agent.

            (c) Notwithstanding anything to the contrary herein:

            (i) any funds in the Wage Accounts not used for the Permitted Employee Program Payments as defined in Section 2.21(a), shall be subject to the liens and claims of the Post-Petition Agent and, the Lenders and to the valid and perfected liens of, the Pre-Petition Agent and the Existing Lenders; and

            (ii) following an Asset Sale as defined in Section 5.12, the distribution of Net Proceeds shall (to the extent of such proceeds) be as follows: (V) first, the superpriority claims and liens of the Lenders pursuant to Sections 364(c)(1), (2) and (3) and 364(d) of the Bankruptcy Code with respect to the Loans and all accrued interest thereon and all unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document shall be paid in full; (W) second, the adequate protection claims and liens of the Pre-Petition Agent and the Existing Lenders under Sections 506(a), 507(b) and 553 of the Bankruptcy Code to the extent of any diminution in the value of the Pre-Petition Collateral shall be paid in full;
(X) third, the allowed administrative expense claims under Section 503(b) and 507(b) of the Bankruptcy Code for goods and/or services furnished to the Borrower or the Guarantors from the period commencing on or after the Filing Date and ending on the Maturity Date or if the Lenders continue to fund subsequent thereto, then the date on which the Lenders cease making Loans (but not including any such claims payable from the Carve Out or the Wage Accounts as defined below) and a reserve shall be set aside (the "Wind Down Reserve") as set forth in Section 2.21(c)(iii) below for the necessary costs and expenses and allowed fees and disbursements of winding-down the estates of the Borrowers and Guarantors (the "Estates" (including but not limited to the fees and expenses of any Chapter 7 trustee and its professionals) appointed by the Bankruptcy Court subsequent to such Asset Sale (the "Wind Down Expenses"); (Y) fourth, in the event of an Asset Sale (as set forth in Section 5.12) as a going concern to the fund for the benefit of the Estate in the amount of $350,000 (the "Fund"), provided that in the event of any other Asset Sale, the Fund shall be reduced to $175,000, and provided, further, the Unofficial Committee of Unsecured Creditors waives any claims, objections or challenges to the pre-petition fees and expenses paid to the Agent, the Lenders, the Pre-Petition Agent and/or the Existing Lenders in the amount of and to the extent of the Fund, (Z) fifth, the valid and perfected liens of the Existing Lenders with respect to Borrower's obligations under the Existing Agreement shall be paid subject to any Existing Liens as defined in Section 2.21(a); and (AA) sixth, to the extent of any remaining proceeds, such proceeds shall be paid to the Estates.

            (iii) the Borrower shall establish a Wind-Down Reserve to be held by the Agent in the amount of $200,000, which shall constitute the sole and maximum obligation of the Lenders and the Existing Lenders for Wind Down Expenses. To the extent that the actual Wind Down Expenses exceed the amount of the proceeds remaining in the Estates subsequent to the disposition(s) referred to in Section 2.21(c)(ii) above, the Wind Down Reserve shall be applied against such amounts. Any funds remaining in the Wind Down Reserve after its application to the actual Wind Down Expenses not paid for out of proceeds from the application of Section 2.21(c)(ii) shall be promptly paid to the Pre-Petition Lenders for the benefit of the Estates.

      SECTION 2.22 Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, subject to those provisions of Section 7.01 with respect to the requirement that the Agent seek relief from the automatic stay to exercise certain remedies, following appropriate Bankruptcy Court orders, the Agent is hereby authorized at any time and from time to time, to the fullest extent permitted by law and without further order of or application to the Bankruptcy Court, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Agent and each such Lender to or for the credit or the account of the Borrower or any Guarantor against any and all of the obligations of such Borrower or Guarantor now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender shall have made any demand under any Loan Document and although such obligations may not have been accelerated. Each Lender and the Agent agrees promptly to notify the Borrower and Guarantors after any such set-off and application made by such Lender or by the Agent, as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and the Agent under this Section are in addition to other rights and remedies which such Lender and the Agent may have upon the occurrence and during the continuance of any Event of Default.

      SECTION 2.23 Security Interest in Letter of Credit Account. Pursuant to
Section 364(c)(2) of the Bankruptcy Code, the Borrower and the Guarantors hereby assign and pledge to the Agent, for its benefit and for the ratable benefit of the Lenders, and hereby grant to the Agent, for its benefit and for the ratable benefit of the Lenders, a first priority security interest, senior to all other Liens, if any, in all of the Borrower's and the Guarantors' right, title and interest in and to the Letter of Credit Account and any direct investment of the funds contained therein. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, whether pursuant to Section 363 of the Bankruptcy Code or otherwise and shall be released to the Borrower as described in clause (ii)(y) of Section 2.03(b).

      SECTION 2.24 Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents of the Borrower and the Guarantors, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

      SECTION 2.25 No Discharge; Survival of Claims. Each of the Borrower and the Guarantors agrees that (i) its obligations hereunder shall not be discharged by the entry of an order confirming a Reorganization Plan (and each of the Borrower and the Guarantors, pursuant to Section 1141(d)(4) of the Bankruptcy Code, hereby waives any such discharge) and (ii) the Superpriority Claim granted to the Agent and the Lenders pursuant to the Orders and described in Section
2.21 and the Liens granted to the Agent pursuant to the Orders and described in Sections 2.21 and 2.23 shall not be affected in any manner by the entry of an order confirming a Reorganization Plan.

      SECTION 2.26 Use of Cash Collateral. Notwithstanding anything to the contrary contained herein, the Borrower shall not be permitted (i) to request a Borrowing under Section 2.06 or request the issuance of a Letter of Credit under
Section 2.04 unless the Bankruptcy Court shall have entered the Interim Order or
(ii) to request a Borrowing under Section 2.06 unless the

Borrower and the Guarantors shall at that time have the use of all cash collateral subject to the Order described in Section 4.01(b).

SECTION 3. REPRESENTATIONS AND WARRANTIES

            In order to induce the Lenders to make Loans and issue and/or participate in Letters of Credit hereunder, the Borrower and each of the Guarantors jointly and severally represent and warrant as follows:

      SECTION 3.01 Organization and Authority. Each of the Borrower and the Guarantors (i) is a corporation duly organized and validly existing under the laws of the State of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of the Borrower and the Guarantors taken as a whole; (ii) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable) has the requisite corporate power and authority to effect the transactions contemplated hereby, and by the other Loan Documents to which it is a party, and (iii) subject to the entry by the Bankruptcy Court of the Interim Order has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

      SECTION 3.02 Due Execution. Upon the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party (i) are within the respective corporate powers of each of the Borrower and the Guarantors, have been duly authorized by all necessary corporate action including the consent of shareholders where required, and do not (A) contravene the charter or by-laws of any of the Borrower or the Guarantors, (B) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board of Governors of the Federal Reserve System), or any order or decree of any court or Governmental Authority, (C) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date or any material lease, agreement or other instrument entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, or (D) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and (ii) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority other than the entry of the Orders. Prior to the entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement will have been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders.

      SECTION 3.03 Statements Made. The information that has been delivered in writing by the Borrower or any of the Guarantors to the Agent or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contains no untrue statement of a material fact and does not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such information constitutes projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be reasonable at the time such projections were furnished.

      SECTION 3.04 Financial Statements. (Intentionally Omitted).

      SECTION 3.05 Ownership. Other than as set forth on Schedule 3.05, (i) each of the Persons listed on Schedule 3.05 is a wholly-owned, direct or indirect Subsidiary of the Borrower, and (ii) the Borrower owns no other Subsidiaries, whether directly or indirectly.

      SECTION 3.06 Liens. Except for Liens existing on the Filing Date as reflected on Schedule 3.06, there are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Liens granted pursuant to the Existing Agreement; (ii) Permitted Liens; (iii) other Liens permitted pursuant to Section 6.01; and (iv) Liens in favor of the Agent and the Lenders. Neither the Borrower nor the Guarantors are parties to any contract, agreement, lease or instrument the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor or otherwise result in a violation of this Agreement other than the Liens granted to the Agent and the Lenders as provided for in this Agreement.

      SECTION 3.07 Compliance with Law.

            (a) (i) The operations of the Borrower and the Guarantors comply in all material respects with all applicable environmental, health and safety statutes and regulations, including, without limitation, regulations promulgated under the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.); (ii) to the Borrower's and each of the Guarantor's knowledge, none of the operations of the Borrower or the Guarantors is the subject of any Federal or state investigation evaluating whether any remedial action involving a material expenditure by the Borrower or any Guarantor is needed to respond to a release of any Hazardous Waste or Hazardous Substance (as such terms are defined in any applicable state or Federal environmental law or regulations) into the environment; and (iii) to the Borrower's and each of the Guarantor's knowledge, the Borrower and the Guarantors do not have any material contingent liability in connection with any release of any Hazardous Waste or Hazardous Substance into the environment, other than as disclosed in Borrower's audited financial statements for the fiscal year ended December 31, 2000.

            (b) Neither the Borrower nor any Guarantor is, to the best of its knowledge, in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority the violation of which, or a default with respect to which, would have a material adverse effect on the financial condition, operations, business, properties, assets or prospects of the Borrower and the Guarantors taken as a whole.


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

      SECTION 3.08 Insurance. All policies of insurance of any kind or nature owned by or issued to the Borrower and the Guarantors, including, without limitation, policies of life, fire, theft, product liability, public liability, property damage, other casualty, employee fidelity, workers' compensation, employee health and welfare, title, property and liability insurance, are in full force and effect and are of a nature and provide such coverage as is customarily carried by companies of the size and character of the Borrower and the Guarantors.

      SECTION 3.09 Use of Proceeds. The proceeds of the Loans shall be used to repay in full all outstanding amounts under the Interim DIP Facility and for working capital and for other general corporate purposes of the Borrower and the Guarantors; and to the extent specified in Section 2.11, for the repayment of Borrowings and the Pre-Petition Debt.

      SECTION 3.10 Litigation. Other than as set forth on Schedule 3.10, there are no unstayed actions, suits or proceedings pending or, to the knowledge of the Borrower or the Guarantors, threatened against or affecting the Borrower or the Guarantors or any of their respective properties, before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which is reasonably likely to be determined adversely to the Borrower or the Guarantors and, if so determined adversely to the Borrower or the Guarantors would have a material adverse effect on the financial condition, business, properties, prospects, operations or assets of the Borrower and the Guarantors, taken as a whole.

SECTION 4. CONDITIONS OF LENDING

      SECTION 4.01 Conditions Precedent to Initial Loans and Initial Letters of Credit. The obligation of the Lenders to make the initial Loans or the Fronting Bank to issue the initial Letter of Credit, whichever may occur first, is subject to the following conditions precedent:

            (a) Supporting Documents. The Agent shall have received for each of the Borrower and the Guarantors:

                  (i) a copy of such entity's certificate of incorporation, as amended, certified as of a recent date by the Secretary of State of the state of its incorporation;

                  (ii) a certificate of such Secretary of State, dated as of a recent date, as to the good standing of and payment of taxes by that entity and as to the charter documents on file in the office of such Secretary of State; and

                  (iii) a certificate of the Secretary or an Assistant Secretary of that entity dated the date of the initial Loans or the initial Letter of Credit hereunder, whichever first occurs, and certifying (A) that attached thereto is a true and complete copy of the by-laws of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of that entity authorizing the Borrowings and Letter of Credit extensions hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the Loan Documents and any other documents required or contemplated hereunder or thereunder and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby, (C) that the certificate of incorporation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii)).

            (b) Interim Order. At the time of the making of the initial Loans or at the time of the issuance of the initial Letters of Credit, whichever first occurs, the Agent and the Lenders shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-1 (the "Interim Order") approving the Loan Documents and granting the Superpriority Claim status and senior priming and other Liens described in Section 2.21 which Order (i) shall have been entered, upon an application or motion of the Borrower reasonably satisfactory in form and substance to the Agent, on such prior notice to such parties (including the Existing Lenders) as may in each case be reasonably satisfactory to the Agent.

            (c) Security and Pledge Agreement. The Borrower and each of the Guarantors shall have duly executed and delivered to the Agent a Security and Pledge Agreement in substantially the form of Exhibit B (the "Security and Pledge Agreement").

            (d) First Day Orders. All of the "first day orders" entered by the Bankruptcy Court at the time of the commencement of the Cases shall be reasonably satisfactory in form and substance to the Agent.

            (e) Opinion of Counsel. The Agent and the Lenders shall have received the favorable written opinion of counsel to the Borrower and the Guarantors reasonably acceptable to the Agent, dated the date of the initial Loans or the issuance of the initial Letter of Credit, whichever first occurs, substantially in the form of Exhibit C.

            (f) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees due under and pursuant to this Agreement and the letter referred to in Section 2.17.

            (g) Corporate Records and Judicial Proceedings. All corporate and judicial proceedings and all instruments and agreements in connection with the transactions among the Borrower, the Guarantors, the Agent and the Lenders contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Agent, and the Agent shall have received all information and copies of all documents and papers, including such corporate records and documents regarding judicial proceedings, which the Agent may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, governmental or judicial authorities.

            (h) Information. The Agent shall have received such information (financial or otherwise) as may be reasonably requested by the Agent and shall have discussed the Borrower's business plan heretofore delivered to the Agent with the Borrower's management and shall be satisfied with the nature and substance of such discussions.

            (i) Compliance with Laws. The Borrower and the Guarantors shall have granted the Agent access to and the right to inspect all reports, audits and other internal information of the Borrower and the Guarantors relating to environmental matters, and any third party verification of certain matters relating to compliance with environmental laws and regulations requested by the Agent, and the Agent shall be reasonably satisfied (x) that the Borrower and the Guarantors are in compliance in all material respects with all applicable environmental laws and regulations and (y) that the Borrower has made adequate provision for the costs of maintaining such compliance.

            (j) UCC Searches. The Agent shall have received from the Borrower UCC searches conducted in all or substantially all of the jurisdictions in which the Borrower and the Guarantors conduct business (dated as of a date reasonably satisfactory to the Agent), reflecting the absence of Liens and encumbrances on the assets of the Borrower and the Guarantors other than such Liens as may be satisfactory to the Agent (the "UCC Searches"), and such searches shall be in form and substance reasonably satisfactory to the Agent.

            (k) Closing Documents. The Agent shall have received all documents required by Section 4.01 reasonably satisfactory in form and substance to the Agent.

            (l) Budget. The Agent shall have received from the Borrower a budget, acceptable to the Lenders in the exercise of their sole discretion, for the period commencing with the Filing Date and ending on the Maturity Date.

            (m) Use. The Initial Loans will be used, among other things, to pay any amounts outstanding under the Interim DIP (including fees and expenses of the Agent and the Agent's attorneys incurred in connection with this Agreement and the Existing Agreements).

            (n) Interim DIP Facility. The Borrower shall be in compliance with the Interim DIP Facility.

            (o) Compliance with the Sale Process. Borrower shall be in compliance with the Sale Process set forth in Section 5.12.

      SECTION 4.02 Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make each Loan and of the Fronting Bank to issue each Letter of Credit, including the initial Loan and the initial Letter of Credit, is subject to the following conditions precedent:

            (a) Notice. The Agent shall have received a notice with respect to such borrowing or issuance, as the case may be, as required by Section 2.

            (b) Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the date of each Borrowing or the issuance of each Letter of Credit hereunder with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date.

            (c) No Default. On the date of each Borrowing hereunder or the issuance of each Letter of Credit, no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default shall have occurred and be continuing.

            (d) Orders. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Lenders, provided, that at the time of the making of any Loan or the issuance of any Letter of Credit the aggregate amount of either of which, when added to the sum of the principal amount of all Loans then outstanding and the Letter of Credit Outstandings, would exceed the amount authorized by the Interim Order (collectively, the "Additional Credit"), the Agent and each of the Banks shall have received a certified copy of an order of the Bankruptcy Court in substantially the form of Exhibit A-2 (the "Final Order"), which, in any event, shall have been entered by the Bankruptcy Court no later than 30 days after the entry of the Interim Order and at the time of the extension of any Additional Credit the Final Order shall be in full force and effect, and shall not have been stayed, reversed, modified or amended in any respect without the prior written consent of the Agent and the Required Banks; and if either the Interim Order or the Final Order is the subject of a pending appeal in any respect, neither the making of the Loans nor the issuance of any Letter of Credit nor the performance by the Borrower or any Guarantor of any of their respective obligations under any of the Loan Documents shall be the subject of a presently effective stay pending appeal.

            (e) Payment of Fees. The Borrower shall have paid to the Agent the then unpaid balance of all accrued and unpaid Fees then payable under and pursuant to this Agreement and the letter referred to in Section 2.17.

            (f) Borrowing Base Certificate. The Agent shall have received the timely delivery of the most recent Borrowing Base Certificate in compliance with
Section 5.08 and which shall be for a period ended (no more than seven (7) days prior to the making of a Loan or the issuance of a Letter of Credit) required to be delivered hereunder.

            (g) Compliance with Budget. The Borrower shall be in compliance with the Budget as required hereunder.

            (h) Compliance with the Sale Process. Borrower shall be in compliance with the Sale Process set forth in Section 5.12.

The request by the Borrower for, and the acceptance by the Borrower of, each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section have been satisfied or waived at that time.

SECTION 5. AFFIRMATIVE COVENANTS

            From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)), or any amount shall remain outstanding or unpaid under this Agreement, the Borrower and each of the Guarantors agree that, unless the Required Lenders shall otherwise consent in writing, the Borrower and each of the Guarantors will:

      SECTION 5.01 Financial Statements, Reports, etc. In the case of the Borrower and the Guarantors, deliver to the Agent and each of the Lenders:

            (a) within ninety (90) days after Borrower's receipt of a request therefor from the Agent, the Borrower's consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and the Guarantors on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower and the Guarantors by Deloitte Touche LLP or other independent public accountants of recognized national standing and accompanied by an opinion of such accountants (which shall not be qualified in any material respect other than with respect to the Cases or a going concern qualification) and to be certified by a Financial Officer of the Borrower to the effect that such consolidated financial statements fairly present the financial condition and results of operations of the Borrower and the Guarantors on a consolidated basis in accordance with GAAP; provided that the foregoing audit shall not be required if the Agent shall determine, in its sole discretion not to approve the expenditure therefor in the Budget as set forth in Section 2.02(a) above.

            (b) within twenty-five (25) days after the end of each month, the Borrower's consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such month and the results of their operations during such month and the then elapsed portion of the fiscal year, each certified by a Financial Officer as fairly presenting the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments;

            (c) (i) concurrently with any delivery of financial statements under
(a) and (b) above, a certificate of a Financial Officer certifying such statements (A) certifying that no Event of Default or event which upon notice or lapse of time or both would constitute an Event of Default has occurred, or, if such an Event of Default or event has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto and (B) setting forth computations in reasonable detail satisfactory to the Agent demonstrating compliance with the provisions of Sections 6.03, 6.04,
6.05 and 6.10 and (ii) concurrently with any delivery of financial statements under (a) above, a certificate (which certificate may be limited to accounting matters and disclaim responsibility for legal interpretations) of the accountants auditing the consolidated financial statements delivered under (a) above certifying that, in the course of the regular audit of the business of the Borrower and its Subsidiaries, such accountants have obtained no knowledge that an Event of Default has occurred and is continuing, or if, in the opinion of such accountants, an Event of Default has occurred and is continuing, specifying the nature thereof and all relevant facts with respect thereto;

            (d) as soon as available, but no more than twenty-five (25) days after the end of each month, the unaudited monthly cash flow reports of the Borrower and its Subsidiaries on a consolidated basis and as of the close of such fiscal month and the results of their operations during such month and the then elapsed portion of the fiscal quarter; (e) 10 calendar days following delivery of financial statements under (b) above, monthly financial projections for the following six fiscal month period;

            (f) as soon as possible, and in any event within forty-five (45) days of the Closing Date, a consolidated pro forma balance sheet of the Borrower's and the Guarantors' financial condition as of the Filing Date;

            (g) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by it with the Securities and Exchange Commission, or any governmental authority succeeding to any of or all the functions of said commission, or with any national securities exchange, as the case may be;

            (h) as soon as available and in any event (A) within 30 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any Termination Event described in clause (i) of the definition of Termination Event with respect to any Single Employer Plan of the Borrower or such ERISA Affiliate has occurred and (B) within 10 days after the Borrower or any of its ERISA Affiliates knows or has reason to know that any other Termination Event with respect to any such Plan has occurred, a statement of a Financial Officer of the Borrower describing the full details of such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate is required or proposes to take with respect thereto, together with any notices required or proposed to be given to or filed with or by the Borrower, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto;

            (i) promptly and in any event within 10 days after receipt thereof by the Borrower or any of its ERISA Affiliates from the PBGC copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Single Employer Plan of the Borrower or such ERISA Affiliate or to have a trustee appointed to administer any such Plan;

            (j) if requested by the Agent, promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Single Employer Plan of the Borrower or any of its ERISA Affiliates;

            (k) within 10 days after notice is given or required to be given to the PBGC under Section 302(f)(4)(A) of ERISA of the failure of the Borrower or any of its ERISA Affiliates to make timely payments to a Plan, a copy of any such notice filed and a statement of a Financial Officer of the Borrower setting forth (A) sufficient information necessary to determine the amount of the lien under Section 302(f)(3), (B) the reason for the failure to make the required payments and (C) the action, if any, which the Borrower or any of its ERISA Affiliates proposed to take with respect thereto;

            (l) promptly and in any event within 10 days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning (A) the imposition of Withdrawal Liability by a Multiemployer Plan, (B) the determination that a Multiemployer Plan is, or is expected to be, in reorganization within the meaning of Title IV of ERISA, (C) the termination


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

of a Multiemployer Plan within the meaning of Title IV of ERISA, or (D) the amount of liability incurred, or which may be incurred, by the Borrower or any ERISA Affiliate in connection with any event described in clause (A), (B) or (C) above;

            (m) each week, on or before the day specified below, deliver to the Agent a report, which shall be updated through and current as of 5:00 p.m. Friday of the immediately preceding week (such preceding week referred to as the "Weekly Period"):

                  (1) Every Wednesday: a weekly Borrowing Base Certificate, current as of the end of the Weekly Period, (and if requested by the Agent, at any other time when the Agent reasonably believes that the then-existing Borrowing Base Certificate is materially inaccurate, and in such case no event later than three (3) Business Days after such request), a Borrowing Base Certificate in the form of and setting out the information (along with such other supporting documentation and additional reports with respect to the Borrowing Base) as shall be reasonably acceptable to the Agent;

                  (2) Every Friday: Borrower's cash flow projections for the following thirteen (13) weeks and current as of the end of the Weekly Period, in the form of and containing the information set forth in the Budget (the "Cash Flow Projections");

                  (3) Every Wednesday: a weekly report, current through the end of the Weekly Period, which sets forth a comparison, the Borrower's actual results and performance for each week with respect to each of the items set forth in the Budget; and

                  (4) Every Friday: a weekly report, current through the end of the Weekly Period, Borrower's: (i) accounts payable balance; (ii) accrued expense balance; and (iii) cumulative cash disbursements, each of which shall be shown as separate items (the total of which hereinafter referred to as the "Total Disbursements"), provided, that all of the reports specified in this Section 5.01(m) shall be in form and substance reasonably acceptable to the Agent and Borrower shall promptly deliver such other information and supporting documentation as the Agent may from time-to-time reasonably request with respect to any or all of the such reports.

            (n) promptly, (1) and in no event more than twenty (20) days from the date of this Agreement, deliver any and all UCC Searches not previously delivered pursuant to Section 4.01(j) above; and (2) from time to time, such other information, documentation and/or reports regarding the operations, business affairs and financial condition of the Borrower or any Guarantor, or compliance with the terms of any material loan or financing agreements as the Agent, at the request of any Lenders, may reasonably request; and

            (o) furnish to the Agent and its counsel promptly after the same is available, copies of all pleadings, motions, applications, judicial information, reports to the US Trustee, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases.

      SECTION 5.02 Corporate Existence. Preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except (i)(A) if in the reasonable business judgment of the Borrower or its subsidiary, as the case may be, it is in its best economic interest not to preserve and maintain such rights, privileges, qualifications, permits, licenses and franchises, and (B) such failure to preserve the same could not, in the aggregate, reasonably be expected to have a material adverse effect on the operations, business, properties, assets, prospects or condition (financial or otherwise) of the Borrower and the Guarantors, taken as a whole, and (ii) as otherwise permitted in connection with sales of assets permitted by Section 6.09.

      SECTION 5.03 Insurance. (a) Keep its insurable properties insured at all times, against such risks, including fire and other risks insured against by extended coverage, as is customary with companies of the same or similar size in the same or similar businesses; and maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by the Borrower or any Guarantor, as the case may be, in such amounts (giving effect to self-insurance) and with such deductibles as are customary with companies of the same or similar size in the same or similar businesses and in the same geographic area; and (b) maintain such other insurance or self insurance as may be required by law.

      SECTION 5.04 Obligations and Taxes. With respect to the Borrower and each Guarantor, pay all its material obligations arising after the Filing Date promptly and in accordance with their terms and pay and discharge promptly all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property arising after the Filing Date, before the same shall become in default, as well as all material lawful claims for labor, materials and supplies or otherwise arising after the Filing Date which, if unpaid, would become a Lien or charge upon such properties or any part thereof; provided, however, that the Borrower and each Guarantor shall not be required to pay and discharge or to cause to be paid and discharged any such obligation, tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings (if the Borrower and the Guarantors shall have set aside on their books adequate reserves therefor).

      SECTION 5.05 Notice of Event of Default, etc. Promptly give to the Agent notice in writing of any Event of Default or the occurrence of any event or circumstance which with the passage of time or giving of notice or both would constitute an Event of Default.

      SECTION 5.06 Access to Books and Records. Maintain or cause to be maintained at all times true and complete books and records in accordance with GAAP of the financial operations of the Borrower and the Guarantors; and provide the Agent and its representatives access to all such books and records during regular business hours, in order that the Agent may upon reasonable prior notice examine and make abstracts from such books, accounts, records and other papers for the purpose of verifying the accuracy of the various reports delivered by the Borrower or the Guarantors to the Agent or the Lenders pursuant to this Agreement or for otherwise ascertaining compliance with this Agreement; and at any reasonable time and from time to time during regular business hours, upon reasonable notice, permit the Agent and any agents or representatives (including, without limitation, appraisers) thereof to visit the properties of the Borrower and the Guarantors and to conduct examinations of and to monitor the Collateral held by the Agent.

      SECTION 5.07 Maintenance of Concentration Account. Continue to maintain with the Agent an account or accounts to be used by the Borrower and the Guarantors as their principal concentration account for day-to-day operations conducted by the Borrower and the Guarantors.

      SECTION 5.08 Collateral Monitoring and Review. At any time upon the request of the Agent or the Required Lenders through the Agent, permit the Agent or professionals (including consultants, accountants and appraisers) retained by the Agent or its professionals to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base, and pay the reasonable fees and expenses in connection therewith (including, without limitation, the reasonable and customary fees and expenses associated with the Agent's review of the Collateral). In connection with any collateral monitoring or review and appraisal relating to the computation of the Borrowing Base, the Borrower shall make such adjustments to the Borrowing Base as the Agent shall reasonably require based upon the terms of this Agreement and results of such collateral monitoring, review or appraisal.

      SECTION 5.09 Revenues. As of the end of each week, Borrower's total revenues (on a cumulative basis from the Filing Date) shall be not less than 80% of the amount set forth in the Budget until March 31, 2002 and 85% of the amount set forth in the Budget at all times thereafter.

      SECTION 5.10 Accrued Expenses. (Intentionally Omitted).

      SECTION 5.11 Retention of Professionals. The Borrower shall continue the retention of and cooperate in the discharge of their respective duties of: (i) Zolfo Cooper or such other financial consultant reasonably acceptable to the Lenders, and (ii) with respect to the potential sale of the Borrower's assets, an investment banker such as reasonably acceptable to the Agent.

      SECTION 5.12 Sale Process. The Borrower and its investment banker or other advisor reasonable acceptable to the Agent (the "Investment Banker") shall diligently and in good faith engage in a process reasonably designed to promptly conclude a sale of all or substantially all of the assets of Borrower, the Guarantors and their respective direct and indirect subsidiaries (including but not limited to those of the Foreign Subsidiaries), which may occur in one or more transaction(s) (hereinafter referred to in the aggregate as the "Asset Sale"). It being understood that time is of the essence, the Borrower shall complete the following actions as soon as practicable, but in any event in accordance with the following timetable and the dates specified below shall constitute material terms of this Agreement (collectively the "Sale Process"):

            (a) On or before January 24, 2002: The Borrower shall have delivered to the Agent an engagement letter (which shall be in form and substance reasonably acceptable to the

Agent) executed by the Investment Banker and will promptly file an appropriate application seeking Bankruptcy Court approval thereof.

            (b) On or before January 28, 2002: The Investment Banker shall deliver a written confirmation to the Agent that: (i) the Investment Banker is in the process of completing its own diligence process and (ii) the Investment Banker has contacted all parties that have previously expressed an interest in purchasing all or significant amounts of Debtors' assets (the "Potential Purchaser")

            (c) On or before February 4, 2002: The Investment Banker shall deliver a written confirmation to the Agent that it has provided each with reasonable preliminary materials to enable each to determine whether it wishes to proceed. Such confirmation will identify each such Potential Purchaser and the materials furnished to each.

            (d) On or before February 11, 2002: The Borrower shall have obtained an appropriate Bankruptcy Court order approving the retention of the Investment Banker; provided that if a timely-submitted order has not been signed due to reasons beyond Borrower's reasonable control, such may date may be extended by the Agent for seven (7) days if, and only if, from the date of this Agreement, through the duration of the one-week extension period, the Investment Banker continues to perform without interruption the services contemplated by the engagement letter.

            (e) On or before March 11, 2002: The Investment Banker shall deliver to the Agent a written confirmation that it has provided appropriate additional materials to each of the listed Potential Purchasers, has sent each letters outlining the bidding procedures (which shall be reasonably acceptable to the Agent) and has provided each with the opportunity to undertake due diligence with respect to the Asset Sale.

            (f) On or before April 15, 2002: The Investment Banker shall deliver to the Agent and the Unofficial Committee of Unsecured Creditors, a written confirmation of the Potential Purchasers that have submitted firm offers, accompanied by copies of the offers and the Investment Banker's analysis of each.

            (g) On or before May 1, 2002: The Investment Banker shall have concluded negotiations with one or more Potential Purchaser(s) whose offer(s) shall, individually or in the aggregate, constitute a sale of all or substantially all of the assets of Borrower, the Guarantors and their respective direct and indirect subsidiaries and shall have executed one or more asset purchase agreements, copies of which shall be furnished to the Agent, and the Unofficial Committee of Unsecured Creditors accompanied with the Investment Banker's analysis of each.

            (h) On or before May 15, 2002: The Borrower shall have filed in the Bankruptcy Court an appropriate motion scheduling a Bankruptcy Court auction with respect to the Asset Sale(s), which motion shall provide for the auction to take place in the Bankruptcy Court no later than June 30, 2002.

            (i) On or before June 30, 2002: Last day for Bankruptcy Court auction with respect to the Asset Sales.

Provided, further, that (i) the Investment Banker will promptly notify the Agent as to and provide copies to the Agent within 24 hours of receipt of any offers and expressions of interest that may be received with respect to the Borrower's assets; (ii) No offers or expressions of interest shall be rejected by the Borrower without prior consultation with the Agent; (iii) The Investment Banker will provide the Agent with an verbal status report on the Asset Sale efforts at least once each week and; (iv) At Agent's reasonable request, the Investment Banker and the Company will be available to meet with the Lenders and will promptly provide to the Agent such information, documents and reports pertaining to the Asset Sale as the Agent shall reasonably request.

      SECTION 5.13 Release of Lien: The Borrower shall use its best efforts to obtain and deliver to the Agent, not later than thirty (30) days after the Closing Date proof of filing of appropriate UCC-3 terminations or other releases of any liens revealed in Borrower's UCC searches or otherwise, that Agent, in its sole discretion, believes interferes with the rights granted to it in the Security and Pledge Agreement.

SECTION 6. NEGATIVE COVENANTS

            From the date hereof and for so long as any Commitment shall be in effect or any Letter of Credit shall remain outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account, or in excess of the face amount of back-to-back letters of credit delivered, in each case pursuant to Section 2.03(b)) or any amount shall remain outstanding or unpaid under this Agreement, unless the Required Lenders shall otherwise consent in writing, the Borrower and each of the Guarantors will not and will not permit their respective Subsidiaries (and will not apply to the Bankruptcy Court for authority to):

      SECTION 6.01 Liens. Incur, create, assume or suffer to exist any Lien on any asset of the Borrower or the Guarantors or any direct or indirect subsidiary of the Borrower or Guarantor (including any Foreign Subsidiary), now owned or hereafter acquired by the Borrower or any of such Guarantors, other than (i) Liens which were existing on the Filing Date as reflected on Schedule 3.06 hereto and Liens granted pursuant to the Existing Agreement; (ii) Liens in favor of the Existing Lenders as adequate protection granted pursuant to the Orders, which Liens are junior to the Liens contemplated hereby in favor of the Agent and the Lenders, provided that the Interim Order and the Final Order provide that the holder of such junior Liens shall not be permitted to take any action to foreclose with respect to such junior Liens so long as any amounts shall remain outstanding hereunder or any Commitment shall be in effect; (iii) Permitted Liens; and (iv) Liens in favor of the Agent and the Lenders.

      SECTION 6.02 Merger, etc. Consolidate or merge with or into another
Person.

      SECTION 6.03 Indebtedness. Contract, create, incur, assume or suffer to exist any Indebtedness, including but not limited to any overdrafts, except for
(i) Indebtedness under the Loan Documents; (ii) Indebtedness incurred prior to the Filing Date (including existing Capitalized Leases); (iii) intercompany indebtedness between the Borrower and the Guarantors, and (iv) Indebtedness arising from Investments among the Borrower and the Guarantors that are permitted hereunder; and (v) Indebtedness owed to JPMorgan Chase or any of its banking Affiliates in respect of any liabilities arising from any treasury, depository and/or cash management services or in connection with any automated clearinghouse transfers of funds that JPMorgan Chase may, in its sole discretion choose to make available to the Borrower.

      SECTION 6.04 Guarantees and Other Liabilities. Purchase or repurchase (or agree, contingently or otherwise, so to do) the Indebtedness of, or assume, guarantee (directly or indirectly or by an instrument having the effect of assuring another's payment or performance of any obligation or capability of so doing, or otherwise), endorse or otherwise become liable, directly or indirectly, in connection with the obligations, stock or dividends of any Person, except (i) for any guaranty of Indebtedness or other obligations of any Guarantor if the Guarantor could have incurred such Indebtedness or obligations under this Agreement, and (ii) by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

      SECTION 6.05 Chapter 11 Claims. Incur, create, assume, suffer to exist or permit any other Super-Priority Claim which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower and the Guarantors hereunder, except for the Carve-Out and the Wage Accounts.


      SECTION 6.06 Dividends; Capital Stock. Declare or pay, directly or indirectly, any dividends or make any other distribution or payment, whether in cash, property, securities or a combination thereof, with respect to (whether by reduction of capital or otherwise) any shares of capital stock (or any options, warrants, rights or other equity securities or agreements relating to any capital stock), or set apart any sum for the aforesaid purposes, provided that any Guarantor may pay dividends to the Borrower and to any other Guarantor that is its direct parent.

      SECTION 6.07 Transactions with Affiliates. Sell or transfer any property or assets to, or otherwise engage in any other material transactions with, any of its Affiliates (other than the Borrower and the Guarantors), other than in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Guarantor than could be obtained on an arm's-length basis from unrelated third parties.

      SECTION 6.08 Investments, Loans and Advances. Purchase, hold or acquire any capital stock, evidences of indebtedness or other securities of, make or permit to exist any loans or advances to, or make or permit to exist any investment in, any other Person (all of the foregoing, "Investments"), except for (i) ownership by the Borrower of the capital stock of each of the Guarantors listed on Schedule 3.05, (ii) Permitted Investments, (iii) advances and loans among the Borrower and the Guarantors in the ordinary course of business, and
(iv) loans and advances to ACT's Foreign Subsidiaries in Mexico and Ireland solely to the extent set forth in the Budget.

      SECTION 6.09 Disposition of Assets. Sell or otherwise dispose of any assets (including, without limitation, the capital stock or assets of any subsidiary including foreign subsidiaries) except for (i) sales of inventory, fixtures and equipment in the ordinary course of business, and (ii) dispositions of surplus, obsolete or damaged equipment no longer used in production.

      SECTION 6.10 Nature of Business. Modify or alter in any material manner the nature and type of its business as conducted at or prior to the Filing Date or the manner in which such business is conducted (except as required by the Bankruptcy Code), it being understood that asset sales permitted by Section 6.09 shall not constitute such a material modification or alteration.

SECTION 7. EVENTS OF DEFAULT

      SECTION 7.01 Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable period of grace if any (each, an "Event of Default"):

            (a) any material representation or warranty made by the Borrower or any Guarantor in this Agreement or in any Loan Document or in connection with this Agreement or the credit extensions hereunder or any material statement or representation made in any report, financial statement, certificate or other document furnished by the Borrower or any Guarantors to the Lenders under or in connection with this Agreement, shall prove to have been false or misleading in any material respect when made or delivered; or

            (b) default shall be made in the payment of any (i) Fees or interest on the Loans when due, and such default shall continue unremedied for more than two (2) Business Days or (ii) principal of the Loans or other amounts payable by the Borrower hereunder (including, without limitation, reimbursement obligations or cash collateralization in respect of Letters of Credit), when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise; or

            (c) Permit to occur either: (i) a variance from the Budget (other than as permitted herein) which remains unremedied for more than two (2) Business Days; or (ii) for any Weekly Period on a cumulative basis, the sum of the Accrued Expense Balance plus the Accounts Payable Balance plus the Cash Disbursements to exceed the Cash Disbursements set forth in the Budget, or (iii) the use of any funds for items not set forth in the Budget.

            (d) default shall be made by the Borrower or any Guarantor in the due observance or performance of any covenant, condition or agreement contained in Section 5.09, Section 5.12 or Section 6 hereof; or

            (e) default shall be made by the Borrower or any Guarantor in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms of this Agreement, any of the Orders or any of the other Loan Documents and such default shall continue unremedied for more than five (5) Business Days following Borrower's receipt of written notice thereof from the Lenders; or

            (f) any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or the Borrower or any Guarantor shall file a motion or other pleading seeking the dismissal of any of the Cases under Section 1112 of the Bankruptcy Code or otherwise; a trustee under Chapter 7 or Chapter 11 of the Bankruptcy Code, a responsible officer or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Cases and the order appointing such trustee, responsible officer or examiner shall not be reversed or vacated within 30 days after the entry thereof; or an application shall be filed by the Borrower or any Guarantor for the approval of any other Super-Priority Claim (other than the Carve-Out) in any of the Cases which is pari passu with or senior to the claims of the Agent and the Lenders against the Borrower or any Guarantor hereunder, or there shall arise or be granted any such pari passu or senior Super-Priority Claim; or

            (g) the Bankruptcy Court shall enter an order or orders granting relief from the automatic stay applicable under Section 362 of the Bankruptcy Code to the holder or holders of any security interest to permit foreclosure (or the granting of a deed in lieu of foreclosure or the like) on any assets of the Borrower or any of the Guarantors which have a value in excess of $1,000,000 in the aggregate; or

            (h) a Change of Control shall occur; or

            (i) the Borrower shall fail to deliver a certified Borrowing Base Certificate when due and such default shall continue unremedied for more than three (3) Business Days; or

            (j) any material provision of any Loan Document shall, for any reason, cease to be valid and binding on the Borrower or any of the Guarantors, or the Borrower or any of the Guarantors shall so assert in any pleading filed in any court; or

            (k) an order of the Bankruptcy Court shall be entered reversing, staying for a period in excess of 10 days, vacating or (without the written consent of the Agent) otherwise amending, supplementing or modifying any of the Orders or terminating the use of cash collateral by the Borrower or the Guarantors pursuant to the Orders; or

            (l) any judgment or order as to a post-petition liability or debt for the payment of money in excess of $250,000 not covered by insurance shall be rendered against the Borrower or any of the Guarantors and the enforcement thereof shall not have been stayed; or

            (m) any non-monetary judgment or order with respect to a post-petition event shall be rendered against the Borrower or any of the Guarantors which does or would reasonably be expected to (i) cause a material adverse change in the financial condition, business, prospects, operations or assets of the Borrower and the Guarantors taken as a whole on a consolidated basis, (ii) have a material adverse effect on the ability of the Borrower or any of the Guarantors to perform their respective obligations under any Loan Document, or (iii) have a material adverse effect on the rights and remedies of the Agent or any Lender under any Loan Document, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (n) except with respect to the Wage Accounts or as permitted by the Order, the Borrower or the Guarantors shall make any Pre-Petition Payment other than Pre-Petition Payments heretofore authorized by the Bankruptcy Court other than as shall be reasonably satisfactory to the Agent and in accordance with the Budget; or

            (o) any Termination Event described in clauses (iii) or (iv) of the definition of such term shall have occurred and shall continue unremedied for more than 10 days and the sum (determined as of the date of occurrence of such Termination Event) of the Insufficiency of the Plan in respect of which such Termination Event shall have occurred and be continuing and the Insufficiency of any and all other Plans with respect to which such a Termination Event (described in such clauses (iii) or (iv)) shall have occurred and then exist is equal to or greater than $5,000,000; or

            (p) (i) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor or trustee of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds, in the opinion of the Agent, to contest such Withdrawal Liability and is not in fact contesting such Withdrawal Liability in a timely and appropriate manner, and (iii) the amount of such Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal

Liabilities (determined as of the date of such notification), exceeds $5,000,000 allocable to post-petition obligations or requires payments exceeding $500,000 per annum in excess of the annual payments made with respect to such Multiemployer Plans by the Borrower or such ERISA Affiliate for the plan year immediately preceding the plan year in which such notification is received; or

            (q) the Borrower or any ERISA Affiliate thereof shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years that include the date hereof by an amount exceeding $5,000,000; or

            (r) the Borrower or any ERISA Affiliate shall have committed a failure described in Section 302(f)(1) of ERISA (other than the failure to make any contribution accrued and unpaid as of the Filing Date) and the amount determined under Section 302(f)(3) of ERISA is equal to or greater than $5,000,000; or

            (s) it shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any Guarantor is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable environmental laws or regulations the payment of which will have a material adverse effect on the financial condition, business, properties, operations, assets or prospects of the Borrower or the Guarantors, taken as a whole, and the enforcement thereof shall not have been stayed;

then, and in every such event and at any time thereafter during the continuance of such event, without further order of or application to the Bankruptcy Court, the Agent may, (i) terminate any commitment to lend, declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans together with accrued interest thereon and any unpaid accrued fees and all other liabilities of the Borrower and the Guarantors, accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind (all of which are hereby expressly waived by the Borrower and the Guarantors) or further order of or application to the Court, anything contained herein or in any other document to the contrary notwithstanding; and (ii) the Agent shall be permitted to seek, on an emergency basis, upon notice to counsel for the Official Committee of Unsecured Creditors, the Office of the United States Trustee, Fleet Capital Corp., the Borrower and the Borrower's counsel, relief from the automatic stay to enforce its rights and remedies; as provided for in this Agreement, and under any other documents, and/or under applicable law available to the Agent and the Lenders and the Pre-Petition Agent and the Existing Lenders, including, without limitation, the foreclosure of security interests and liens; provided, that notwithstanding anything to the contrary herein, until the exercise of remedies by the Agent on behalf of the Lenders, the Borrower shall be permitted to continue to use Cash Collateral until further order of the Court; and provided further, that subject to Section 2.21(c), in no event shall the Agent or the Lenders or the Pre-Petition Agent or the ExistinGg Lenders be subject to the equitable doctrine of "marshalling" or any similar doctrine with respect to the Collateral.

SECTION 8. THE AGENT

      SECTION 8.01 Administration by Agent. The general administration of the Loan Documents shall be by the Agent. Each Lender hereby irrevocably authorizes the Agent, at its discretion, to take or refrain from taking such actions as agent on its behalf and to exercise or refrain from exercising such powers under the Loan Documents as are delegated by the terms hereof or thereof, as appropriate, together with all powers reasonably incidental thereto (including the release of collateral in connection with any transaction that is expressly permitted by the loan documents). the Agent shall have no duties or responsibilities except as set forth in this Agreement and the remaining Loan Documents.

      SECTION 8.02 Advances and Payments.

            (a) On the date of each Loan, the Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Commitment hereunder. Should the Agent do so, each of the Lenders agrees forthwith to reimburse the Agent in immediately available funds for the amount so advanced on its behalf by the Agent, together with interest at the Federal Funds Effective Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.

            (b) Any amounts received by the Agent in connection with this Agreement (other than amounts to which the Agent is entitled pursuant to Sections 2.17, 8.06, 10.05 and 10.06), the application of which is not otherwise provided for in this Agreement shall be applied, first, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid Commitment Fees or Letter of Credit Fees, and second, in accordance with each Lender's Commitment Percentage to pay accrued but unpaid interest and the principal balance outstanding and all unreimbursed Letter of Credit drawings. All amounts to be paid to a Lender by the Agent shall be credited to that Lender, after collection by the Agent, in immediately available funds either by wire transfer or deposit in that Lender's correspondent account with the Agent, as such Lender and the Agent shall from time to time agree.


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      SECTION 8.03 Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Loans as a result of which the unpaid portion of its Loans is proportionately less than the unpaid portion of the Loans of any other Lender
(a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of each Lender's Loans and its participation in Loans of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to the obtaining of such payment was to the principal amount of all Loans outstanding prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that if any such non-pro-rata payment is thereafter recovered or otherwise set aside such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding (or deemed to be holding) a participation in a Loan may exercise any and all rights of banker's lien, setoff (in each case, subject to the same notice requirements as pertain to clause (iv) of the remedial provisions of
Section 7.01) or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender held a promissory note and was the original obligee thereon, in the amount of such participation.

      SECTION 8.04 Agreement of Required Lenders. Upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Required Lenders, action shall be taken by the Agent for and on behalf or for the benefit of all Lenders upon the direction of the Required Lenders, and any such action shall be binding on all Lenders. No amendment, modification, consent, or waiver shall be effective except in accordance with the provisions of Section 10.10.

      SECTION 8.05 Liability of Agent.

            (a) The Agent when acting on behalf of the Lenders, may execute any of its respective duties under this Agreement by or through any of its respective officers, agents, and employees, and neither the Agent nor its directors, officers, agents, employees or Affiliates shall be liable to the Lenders or any of them for any action taken or omitted to be taken in good faith, or be responsible to the Lenders or to any of them for the consequences of any oversight or error of judgment, or for any loss, unless the same shall happen through its gross negligence or willful misconduct. The Agent and its respective directors, officers, agents, employees and Affiliates shall in no event be liable to the Lenders or to any of them for any action taken or omitted to be taken by them pursuant to instructions received by them from the Required Lenders or in reliance upon the advice of counsel selected by it. Without limiting the foregoing, neither the Agent, nor any of its respective directors, officers, employees, agents or Affiliates shall be responsible to any Lender for the due execution, validity, genuineness, effectiveness, sufficiency, or enforceability of, or for any statement, warranty, or representation in, this Agreement, any Loan Document or any related agreement, document or order, or shall be required to ascertain or


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

to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants, or agreements of this Agreement or any of the Loan Documents.

            (b) Neither the Agent nor any of its respective directors, officers, employees, agents or Affiliates shall have any responsibility to the Borrower or the Guarantors on account of the failure or delay in performance or breach by any Lender or by the Borrower or the Guarantors of any of their respective obligations under this Agreement or any of the Loan Documents or in connection herewith or therewith.

            (c) The Agent, in its capacity as Agent hereunder, shall be entitled to rely on any communication, instrument, or document reasonably believed by such person to be genuine or correct and to have been signed or sent by a person or persons believed by such person to be the proper person or persons, and such person shall be entitled to rely on advice of legal counsel, independent public accountants, and other professional advisers and experts selected by such person.

      SECTION 8.06 Reimbursement and Indemnification. Each Lender agrees (i) to reimburse (x) the Agent for such Lender's Commitment Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof not reimbursed by the Borrower or the Guarantors and (y) the Agent for such Lender's Commitment Percentage of any expenses of the Agent incurred for the benefit of the Lenders that the Borrower has agreed to reimburse pursuant to
Section 10.05 and has failed to so reimburse and (ii) to indemnify and hold harmless the Agent and any of its directors, officers, employees, agents or Affiliates, on demand, in the amount of its proportionate share, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantors (except such as shall result from their respective gross negligence or willful misconduct).

      SECTION 8.07 Rights of Agent. It is understood and agreed that Chase shall have the same rights and powers hereunder (including the right to give such instructions) as the other Lenders and may exercise such rights and powers, as well as its rights and powers under other agreements and instruments to which it is or may be party, and engage in other transactions with the Borrower or any Guarantor, as though it were not the Agent of the Lenders under this Agreement.

      SECTION 8.08 Independent Lenders. Each Lender acknowledges that it has decided to enter into this Agreement and to make the Loans hereunder based on its own analysis of the transactions contemplated hereby and of the creditworthiness of the Borrower and the Guarantors and agrees that the Agent shall bear no responsibility therefor.


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

      SECTION 8.09 Notice of Transfer. The Agent may deem and treat a Lender party to this Agreement as the owner of such Lender's portion of the Loans for all purposes, unless and until a written notice of the assignment or transfer thereof executed by such Lender shall have been received by the Agent.

      SECTION 8.10 Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, which shall be reasonably satisfactory to the Borrower. If no successor Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of a least $100,000,000, which shall be reasonably satisfactory to the Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 9. GUARANTY

      SECTION 9.01 Guaranty.

            (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

            (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of the Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents;
(iv) the release, exchange, waiver or foreclosure of any security held by the Agent for the Obligations or any of them; (v) the failure of the Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

            (c) Each of the Guarantors further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by the Agent or a Lender to any security held for payment of the Obligations or to any


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

balance of any deposit, account or credit on the books of the Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.

            (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

            (e) Each Guarantor's guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guaranty. Neither of the Agent, nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

            (f) Subject to the provisions of Section 7.01, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Agent, without further application to or order of the Bankruptcy Court.

      SECTION 9.02 No Impairment of Guaranty. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of the Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

      SECTION 9.03 Subrogation. Upon payment by any Guarantor of any sums to the Agent or a Lender hereunder, all rights of such Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior final and indefeasible payment in full of all the Obligations. If any amount shall be paid to such Guarantor for the account of the Borrower, such amount shall be held in trust for the benefit of the Agent and the Lenders and shall forthwith be paid to the Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.


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

SECTION 10. MISCELLANEOUS

      SECTION 10.01 Notices. Notices and other communications provided for herein shall be in writing (including facsimile communication) and shall be mailed, transmitted by facsimile or delivered to the Borrower or any Guarantor at 2 Cabot Road, Hudson, Massachusetts, Attention: John Pino, Chief Executive Officer (with a copy to Richard Mikels, Esq., Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, MA 02111) and to a Lender or the Agent to it at its address set forth on Annex A (with a copy to Richard
S. Toder, Esq., Morgan Lewis & Bockius, LLP, 101 Park Avenue, New York NY 10178), or such other address as such party may from time to time designate by giving written notice to the other parties hereunder. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the fifth Business Day after the date when sent by registered or certified mail, postage prepaid, return receipt requested, if by mail; or when receipt is acknowledged, if by any facsimile equipment of the sender; in each case addressed to such party as provided in this Section 10.01 or in accordance with the latest unrevoked written direction from such party; provided, however, that in the case of notices to the Agent notices pursuant to the preceding sentence with respect to change of address and pursuant to Section 2 shall be effective only when received by the Agent.

      SECTION 10.02 Survival of Agreement, Representations and Warranties, etc. All warranties, representations and covenants made by the Borrower or any Guarantor herein or in any certificate or other instrument delivered by it or on its behalf in connection with this Agreement shall be considered to have been relied upon by the Lenders and shall survive the making of the Loans herein contemplated regardless of any investigation made by any Lender or on its behalf and shall continue in full force and effect so long as any amount due or to become due hereunder is outstanding and unpaid and so long as the Commitments have not been terminated. All statements in any such certificate or other instrument shall constitute representations and warranties by the Borrower and the Guarantors hereunder with respect to the Borrower.

      SECTION 10.03 Successors and Assigns.

            (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Agent and the Lenders and their respective successors and assigns. Neither the Borrower nor any of the Guarantors may assign or transfer any of their rights or obligations hereunder without the prior written consent of all of the Lenders. Each Lender may sell participations to any Person in all or part of any Loan, or all or part of its Commitment, in which event, without limiting the foregoing, the provisions of Section 2.13 shall inure to the benefit of each purchaser of a participation (provided that such participant shall look solely to the seller of such participation for such benefits and the Borrower's and the Guarantors' liability, if any, under Sections 2.13 and 2.16 shall not be increased as a result of the sale of any such participation) and the pro rata treatment of payments, as described in Section 2.15, shall be determined as if such Lender had not sold such participation. In the event any Lender shall sell any participation, such Lender shall retain the sole right and responsibility to enforce the obligations of the Borrower and each of the Guarantors relating to the Loans, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement (provided that such Lender may grant its participant the right to consent to such


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

Lender's execution of amendments, modifications or waivers which (i) reduce any Fees payable hereunder to the Lender, (ii) reduce the amount of any scheduled principal payment on any Loan or reduce the principal amount of any Loan or the rate of interest payable hereunder or (iii) extend the maturity of the Borrower's obligations hereunder). The sale of any such participation shall not alter the rights and obligations of the Lenders selling such participation hereunder with respect to the Borrower.

            (b) Each Lender may assign to one or more Lenders or Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the same portion of the related Loans at the time owing to it and the same portion of indebtedness owing to it under the Existing Agreement), provided, however, that (i) other than in the case of an assignment to a Person at least 50% owned by the assignor Lenders, or to a Lender Affiliate of such assignor Lender, or by a common parent of both, or to another Lender, the Agent and the Fronting Banks must give their respective prior written consent to such assignment, which consent will not be unreasonably withheld, (ii) the aggregate amount of the Commitment and/or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall, unless otherwise agreed to in writing by the Borrower and the Agent, in no event be less than $2,000,000 or the remaining portion of such Lender's Commitment and/or Loans, if less (or $2,000,000 in the case of an assignment between Lenders) and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance with blanks appropriately completed, together with a processing and recordation fee of $3,500 (for which the Borrower shall have no liability). Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be within ten Business Days after the execution thereof (unless otherwise agreed to in writing by the Agent), (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) the Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such Lender assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any of the other Loan Documents; (ii) such Lender assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with copies of the financial statements referred to in Section 3.04 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Agent, such Lender assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms thereto, together with such powers as are reasonably incidental hereof; and (vi) such assignee agrees that it will perform in accordance with their terms all obligations that by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Lenders shall treat each Person the name of which is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and the assignee thereunder together with the fee payable in respect thereto, the Agent shall, if such Assignment and Acceptance has been completed with blanks appropriately filled and consented to by the Agent and the Fronting Bank (to the extent such consent is required hereunder), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt written notice thereof to the Borrower (together with a copy thereof). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

            (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.03, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or any of the Guarantors furnished to such Lender by or on behalf of the Borrower or any of the Guarantors; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree in writing to be bound by the provisions of Section 10.04.

            (g) The Borrower hereby agrees, to the extent set forth in the Commitment Letter, to actively assist and cooperate with the Agent in the Agent's efforts to sell participations herein (as described in Section 10.03(a)) and assign to one or more Lenders or Eligible Assignees a portion of its interests, rights and obligations under this Agreement (as set forth in Section 10.03(b)).

      SECTION 10.04 Confidentiality. Each Lender agrees to keep any information delivered or made available by the Borrower or any of the Guarantors to it confidential from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Lender from disclosing such information (i) to any of its Affiliates or to any other Lender, provided such Affiliate agrees to keep such information confidential to the same extent required by the Lenders hereunder, (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority, (iv) which has been publicly disclosed other than as a result of a disclosure by the Agent or any Lender which is not permitted by this Agreement,
(v) in connection with any litigation to which the Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Lender's legal counsel and independent auditors, and
(viii) to any actual or proposed participant or assignee of all or part of its rights hereunder subject to the proviso in Section 10.03(f). Each Lender shall use reasonable efforts to notify the Borrower of any required disclosure under clause (ii) of this Section.

      SECTION 10.05 Expenses. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to pay all reasonable and documented out-of-pocket expenses incurred by the Agent (including but not limited to the reasonable fees and disbursements of Morgan, Lewis & Bockius LLP and Bowditch & Dewey, LLP, special counsel and FTI/Policano Manzo LLP, financial advisor for the Agent, any other counsel that the Agent shall retain and any internal or third-party appraisers, consultants and auditors advising the Agent) in connection with the preparation, execution, delivery and administration of this Agreement and the other Loan Documents, the making of the Loans and the issuance of the Letters of Credit, the perfection of the Liens contemplated hereby, the syndication of the transactions contemplated hereby, the reasonable and customary costs, fees and expenses internally allocated charges and expenses relating to the Agent's initial and ongoing Borrowing Base examinations, of the Agent in connection with its monthly and other periodic field audits, monitoring of assets (including reasonable and customary internal collateral monitoring fees) and publicity expenses, and, following the occurrence of an Event of Default, all reasonable out-of-pocket expenses incurred by the Lenders and the Agent in the enforcement or protection of the rights of any one or more of the Lenders or the Agent in connection with this Agreement or the other Loan Documents, including but not limited to the reasonable fees and disbursements of any counsel for the Lenders or the Agent. Such payments shall be made on the date of the Interim Order and thereafter five days following the receipt by the Borrower of reasonably detailed invoices (subject in all respects to the applicable privilege or work product doctrines), and without the necessity of filing formal fee applications; provided that (i) copies of such invoices shall also be provided by such professional to counsel for the Committee and the United States Trustee; and (ii) no motion is filed with the Court by the Borrowers, the United States Trustee or the Committee within five days of receipt of the invoices, objecting to all or any portion of such invoices, providing at least five days prior written notice to the Agent of any hearing on such motion and setting forth specific objections to all or any portion of the invoice; provided, that if no such objection is filed within the prescribed five day period, the Agent may, withstanding any other provision of this Agreement (including but not limited to Section 2.22 and Section 7), deduct the amount of such invoices from any account(s) of the Borrower and pay such amount to the professional. Whether or not the transactions hereby contemplated shall be consummated, the Borrower and the Guarantors agree to reimburse the Agent for the expenses set forth in the Fee Letter and the reimbursement provisions thereof are hereby incorporated herein by reference.


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

The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

      SECTION 10.06 Indemnity. The Borrower and each of the Guarantors agree to indemnify and hold harmless the Agent and the Lenders and their directors, officers, employees, agents and Affiliates (each an "Indemnified Party") from and against any and all expenses, losses, claims, damages and liabilities incurred by such Indemnified Party arising out of claims made by any Person in any way relating to the transactions contemplated hereby, but excluding therefrom all expenses, losses, claims, damages, and liabilities to the extent that they are determined by the final judgment of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnified Party. The obligations of the Borrower and the Guarantors under this Section shall survive the termination of this Agreement and/or the payment of the Loans.

      SECTION 10.07 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CHOICE OF LAW PRINCIPLES THEREOF AND (TO THE EXTENT APPLICABLE) THE BANKRUPTCY CODE.

      SECTION 10.08 No Waiver. No failure on the part of the Agent or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

      SECTION 10.09 Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.

      SECTION 10.10 Amendments, etc.

            (a) No modification, amendment or waiver of any provision of this Agreement or the Security and Pledge Agreement, and no consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that:

                  (i) the written consent of the Super-majority Lenders (as defined below) shall be required to modify, amend or waive Borrower's obligations pursuant to and compliance with Section 5.09 (the "Revenues") and Section 5.12 ("Sale Process"), and no such modification or amendment shall without the written consent of the Lender affected thereby (x) increase the Commitment of a Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in the Commitment of a

      Lender), or (y) reduce the principal amount of any Loan or the rate of interest payable thereon, or extend any date for the payment of interest hereunder or reduce any Fees payable hereunder or extend the final maturity of the Borrower's obligations hereunder; and, provided, further, that no such modification or amendment shall without the written consent of all of the Lenders;

                  (ii) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders,

                  (iii) amend this Section 10.10 or the definition of Required Lenders,

                  (iv) amend or modify the Super-Priority Claim status of the Lenders contemplated by Section 2.21; or

                  (v) release all or any portion of the Liens granted to the Agent hereunder, under the Orders or under any other Loan Document, or release all or substantially all of the Guarantors. No such amendment or modification may adversely affect the rights and obligations of the Agent or any Fronting Bank hereunder or any Lender in the capacity referred to in Section 6.03(v) without its prior written consent. No notice to or demand on the Borrower or any Guarantor shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.03(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or any Guarantor unless signed by the Borrower or such Guarantor, as the case may be.

            (b) Notwithstanding anything to the contrary contained in Section 10.10(a), in the event that the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Super-majority Lenders (as hereinafter defined), then with the consent of the Borrower and the Super-majority Lenders, the Borrower and the Super-majority Lenders shall be permitted to amend the Agreement without the consent of the Lenders or Lenders which did not agree to the modification or amendment requested by the Borrower (such Lender or Lenders, collectively the "Minority Lenders") to provide for (w) the termination of the Commitment of each of the Minority Lenders, (x) the addition to this Agreement of one or more other financial institutions (each of which shall be an Eligible Assignee), or an increase in the Commitment of one or more of the Super-majority Lenders, so that the Total Commitment after giving effect to such amendment shall be in the same amount as the Total Commitment immediately before giving effect to such amendment, (y) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Super-majority Lender or Lenders, as the case may be, as may be necessary to repay in full the outstanding Loans of the Minority Lenders immediately before giving effect to such amendment and (z) such other modifications to this Agreement as may be appropriate. As used herein, the term "Super-majority Lenders" shall mean, at any time, Lenders holding Loans representing at least 66-2/3% of the aggregate principal amount of the Loans outstanding, or if no Loans are outstanding, Lenders having Commitments representing at least 66-2/3% of the Total Commitment.

      SECTION 10.11 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 10.12 Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

      SECTION 10.13 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same instrument.

      SECTION 10.14 Prior Agreements. This Agreement represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between the Borrower or a Guarantor and any Lender or the Agent prior to the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement (except as otherwise expressly provided herein with respect to the Commitment Letter and the fee letter referred to therein, including without limitation the Borrower's agreement to actively assist the Agent in the syndication of the transactions contemplated hereby referred to in Section 10.03(g) and including also the provisions of Section 2.17). Upon approval and entry of the Interim Order, this Agreement will supercede the Interim DIP Facility.

      SECTION 10.15 Further Assurances. Whenever and so often as reasonably requested by the Agent, the Borrower and the Guarantors will promptly execute and deliver or cause to be executed and delivered all such other and further instruments, documents or assurances, and promptly do or cause to be done all such other and further things as may be necessary and reasonably required in order to further and more fully vest in the Agent all rights, interests, powers, benefits, privileges and advantages conferred or intended to be conferred by this Agreement and the other Loan Documents.

      SECTION 10.16 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE GUARANTORS, THE AGENT AND EACH LENDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.

                                       BORROWER:

                                       ACT MANUFACTURING, INC.

                                       By:    /s/ John A. Pino
                                          --------------------------------
                                       Name:  John A. Pino
                                       Title: Chief Executive Officer
                                              and President

                                       By:    /s/ Joseph S. Driscoll
                                          --------------------------------
                                       Name:  Joseph S. Driscoll
                                       Title: Executive Vice President and
                                              Chief Financial Officer


                                       GUARANTORS:

                                       ACT MANUFACTURING SECURITIES CORPORATION

                                       By:    /s/ John A. Pino
                                          --------------------------------
                                       Name:  John A. Pino
                                       Title: Chief Executive Officer
                                              and President

                                       ACT MANUFACTURING US HOLDINGS, LLC

                                       By:    /s/ John A. Pino
                                          --------------------------------
                                       Name:  John A. Pino
                                       Title: Chief Executive Officer
                                              and President

                                       CMC INDUSTRIES, INC.

                                       By:    /s/ John A. Pino
                                          --------------------------------
                                       Name:  John A. Pino
                                       Title: Chief Executive Officer
                                              and President

                                       JPMORGAN CHASE BANK
                                        Individually and as Administrative Agent


                                       By:  /s/ authorized party
                                          -----------------------------------
                                       Name:
                                       Title:

                                       DEBIS FINANCIAL SERVICES, INC.


                                       By:   /s/ authorized party
                                          -------------------------------
                                       Name:
                                       Title:

                                       US BANK, N.A.


                                       By:   /s/ authorized party
                                          -------------------------------
                                       Name:
                                       Title:

                                       FLEET CAPITAL CORPORATION


                                       By:   /s/ authorized party
                                          ------------------------------
                                       Name:
                                       Title:

                                       GMAC COMMERCIAL CREDIT LLC


                                       By:   /s/ authorized party
                                          -------------------------------
                                       Name:
                                       Title:

                                       IBJ WHITEHALL BUSINESS CREDIT CORPORATION


                                       By:   /s/ authorized party
                                          -------------------------------
                                       Name:
                                       Title:

                                     ANNEX A

                                       to

                     REVOLVING CREDIT AND GUARANTY AGREEMENT

                          Dated as of January 25, 2002

                                                     Commitment      Commitment
Lenders                                                Amount        Percentage
-------                                                ------        ----------

                                                    $___________





Total                                               $          .      100.0000%
                                                    ============

                                                              Exhibit A-1 to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                              FORM OF INTERIM ORDER

                                                              Exhibit A-2 to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                               FORM OF FINAL ORDER

                                                                Exhibit B to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                              FORM OF SECURITY AND
                                PLEDGE AGREEMENT

                                                                Exhibit C to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                           FORM OF OPINION OF COUNSEL

                                                                Exhibit D to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                                                                Exhibit E to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                       FORM OF BORROWING BASE CERTIFICATE

                                                                Exhibit F to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                                 FORM OF BUDGET

                                                                Exhibit G to the
                                                            Revolving Credit and
                                                              Guaranty Agreement

                            FORM OF BORROWING REQUEST

                                  SCHEDULE 1.01

                               EXISTING AGREEMENTS

                         TO BE SATISFACTORY TO THE AGENT

                                  SCHEDULE 3.05

                                  SUBSIDIARIES

                        [TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 3.06

                                      LIENS

                        [TO BE SATISFACTORY TO THE AGENT]

                                  SCHEDULE 3.10

                                   LITIGATION

                        [TO BE SATISFACTORY TO THE AGENT]

                                TABLE OF CONTENTS

                                                                                      PAGE NO.
                                                                                      --------
SECTION 1. DEFINITIONS .............................................................       2

         SECTION 1.01 Defined Terms ................................................       2

         SECTION 1.02 Terms Generally ..............................................      16

SECTION 2. AMOUNT AND TERMS OF CREDIT ..............................................      16

         SECTION 2.01 Commitment of the Lenders ....................................      16

         SECTION 2.02 Compliance with Budget .......................................      17

         SECTION 2.03 Letters of Credit ............................................      18

         SECTION 2.04 Issuance .....................................................      20

         SECTION 2.05 Nature of Letter of Credit Obligations Absolute ..............      20

         SECTION 2.06 Making of Loans ..............................................      20

         SECTION 2.07 Repayment of Loans; Evidence of Debt .........................      21

         SECTION 2.08 Interest on Loans ............................................      22

         SECTION 2.09 Default Interest .............................................      22

         SECTION 2.10 Optional Termination or Reduction of Commitment ..............      22

         SECTION 2.11 Mandatory Prepayment; Commitment Termination; Cash Collateral..     22

         SECTION 2.12 Optional Prepayment of Loans; Reimbursement of Lenders ........     23

         SECTION 2.13 Reserve Requirements; Change in Circumstances .................     23

         SECTION 2.14 Intentionally Omitted .........................................     24

         SECTION 2.15 Pro Rata Treatment, etc .......................................     24

         SECTION 2.16 Taxes .........................................................     24

         SECTION 2.17 Certain Fees ..................................................     25

         SECTION 2.18 Commitment Fee ................................................     25

         SECTION 2.19 Letter of Credit Fees .........................................     26

         SECTION 2.20 Nature of Fees ................................................     26

         SECTION 2.21 Priority and Liens ............................................     26

         SECTION 2.22 Right of Set-Off ..............................................     29

         SECTION 2.23 Security Interest in Letter of Credit Account .................     29

         SECTION 2.24 Payment of Obligations ........................................     29

         SECTION 2.25 No Discharge; Survival of Claims ..............................     30

         SECTION 2.26 Use of Cash Collateral ........................................     30

                                TABLE OF CONTENTS


                                                                                      PAGE NO.
                                                                                      --------
SECTION 3. REPRESENTATIONS AND WARRANTIES ...........................................     30

         SECTION 3.01 Organization and Authority ....................................     30

         SECTION 3.02 Due Execution .................................................     30

         SECTION 3.03 Statements Made ...............................................     31

         SECTION 3.04 Financial Statements. (Intentionally Omitted) .................     31

         SECTION 3.05 Ownership .....................................................     31

         SECTION 3.06 Liens .........................................................     31

         SECTION 3.07 Compliance with Law ...........................................     31

         SECTION 3.08 Insurance .....................................................     32

         SECTION 3.09 Use of Proceeds ...............................................     32

         SECTION 3.10 Litigation ....................................................     32

SECTION 4. CONDITIONS OF LENDING ....................................................     32

         SECTION 4.01 Conditions Precedent to Initial Loans and Initial Letters
                      of Credit .....................................................     32

         SECTION 4.02 Conditions Precedent to Each Loan and Each Letter
                      of Credit .....................................................     35

SECTION 5. AFFIRMATIVE COVENANTS ....................................................     36

         SECTION 5.01 Financial Statements, Reports, etc ............................     36

         SECTION 5.02 Corporate Existence ...........................................     39

         SECTION 5.03 Insurance .....................................................     39

         SECTION 5.04 Obligations and Taxes .........................................     39

         SECTION 5.05 Notice of Event of Default, etc ...............................     40

         SECTION 5.06 Access to Books and Records ...................................     40

         SECTION 5.07 Maintenance of Concentration Account ..........................     40

         SECTION 5.08 Collateral Monitoring and Review ..............................     40

         SECTION 5.09 Revenues ......................................................     40

         SECTION 5.10 Accrued Expenses. (Intentionally Omitted) .....................     40

         SECTION 5.11 Retention of Professionals ....................................     40

         SECTION 5.12 Sale Process ..................................................     41

SECTION 6. NEGATIVE COVENANTS .......................................................     42

         SECTION 6.01 Liens .........................................................     42

                                TABLE OF CONTENTS

                                                                                      PAGE NO.
                                                                                      --------
         SECTION 6.02 Merger, etc ...................................................     43

         SECTION 6.03 Indebtedness ..................................................     43

         SECTION 6.04 Guarantees and Other Liabilities ..............................     43

         SECTION 6.05 Chapter 11 Claims .............................................     43

         SECTION 6.06 Dividends; Capital Stock ......................................     43

         SECTION 6.07 Transactions with Affiliates ..................................     43

         SECTION 6.08 Investments, Loans and Advances ...............................     44

         SECTION 6.09 Disposition of Assets .........................................     44

         SECTION 6.10 Nature of Business ............................................     44

SECTION 7. EVENTS OF DEFAULT ........................................................     44

         SECTION 7.01 Events of Default .............................................     44

SECTION 8. THE AGENT ................................................................     47

         SECTION 8.01 Administration by Agent .......................................     47

         SECTION 8.02 Advances and Payments .........................................     47

         SECTION 8.03 Sharing of Setoffs ............................................     48

         SECTION 8.04 Agreement of Required Lenders .................................     48

         SECTION 8.05 Liability of Agent ............................................     49

         SECTION 8.06 Reimbursement and Indemnification .............................     49

         SECTION 8.07 Rights of Agent ...............................................     50

         SECTION 8.08 Independent Lenders ...........................................     50

         SECTION 8.09 Notice of Transfer ............................................     50

         SECTION 8.10 Successor Agent ...............................................     50

SECTION 9. GUARANTY .................................................................     50

         SECTION 9.01 Guaranty ......................................................     50

         SECTION 9.02 No Impairment of Guaranty .....................................     51

         SECTION 9.03 Subrogation ...................................................     52

SECTION 10. MISCELLANEOUS ...........................................................     52

         SECTION 10.01 Notices ......................................................     52

         SECTION 10.02 Survival of Agreement, Representations and Warranties, etc ...     52

         SECTION 10.03 Successors and Assigns .......................................     52

                                TABLE OF CONTENTS

                                                                                      PAGE NO.
                                                                                      --------
         SECTION 10.04 Confidentiality .............................................      55

         SECTION 10.05 Expenses ...................................................       55

         SECTION 10.06 Indemnity ...................................................      56

         SECTION 10.07 CHOICE OF LAW ...............................................      56

         SECTION 10.08 No Waiver ...................................................      56

         SECTION 10.09 Extension of Maturity ........................................     56

         SECTION 10.10 Amendments, etc ..............................................     57

         SECTION 10.11 Severability ..................................................    58

         SECTION 10.12 Headings .....................................................     58

         SECTION 10.13 Execution in Counterparts ....................................     58

         SECTION 10.14 Prior Agreements .............................................     58

         SECTION 10.15 Further Assurances ...........................................     58

         SECTION 10.16 WAIVER OF JURY TRIAL .........................................     59

                                TABLE OF CONTENTS

                                                                        PAGE NO.
                                                                        --------

ANNEX A               Commitment Amounts
EXHIBIT A-1      -    Form of Interim Order
EXHIBIT A-2      -    Form of Final Order
EXHIBIT B        -    Form of Security and Pledge Agreement
EXHIBIT C        -    Form of Opinion of Counsel
EXHIBIT D        -    Form of Assignment and Acceptance
EXHIBIT E        -    Form of Borrowing Base Certificate
EXHIBIT F        -    Form of Budget
EXHIBIT G        -    Form of Borrowing Request
SCHEDULE 1.01    -    Existing Agreements
SCHEDULE 3.05    -    Subsidiaries
SCHEDULE 3.06    -    Liens
SCHEDULE 3.10    -    Litigation